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                                                       KILPATRICK STOCKTON LLP
                                                           EXECUTION COPY

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                             TRANSFER AND SERVICING

                                    AGREEMENT

                                      among

                       PROJECT BRAVE LIMITED PARTNERSHIP,
                                     Issuer

                    FIFS ACQUISITION FUNDING COMPANY, L.L.C.,
                                  as Transferor

                      FIRST INVESTORS SERVICING CORPORATION
                       as Servicer and a Transferor Party

                             ALAC RECEIVABLES CORP.,
                              as a Transferor Party

                          FIRST UNION SECURITIES, INC.,
                       as Deal Agent and Collateral Agent

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION as Backup Servicer, Collateral Custodian and Indenture Trustee

                           Dated as of August 8, 2000

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
                                TABLE OF CONTENTS
                                                                           PAGE


ARTICLE I  DEFINITIONS.......................................................1
    Section 1.1    DEFINITIONS...............................................1
    Section 1.2    OTHER DEFINITIONAL PROVISIONS............................16
    Section 1.3    COMPUTATION OF TIME PERIODS..............................16
    Section 1.4    INTERPRETATION...........................................16

ARTICLE II  CONVEYANCE OF CONTRACTS AND NIM COLLATERAL......................17

AND ASSIGNMENT OF RIGHTS....................................................17
    Section 2.1    CONVEYANCE OF CONTRACTS AND NIM COLLATERAL...............17
    Section 2.2    ASSIGNMENT OF TRANSFEROR'S RIGHTS........................18
    Section 2.3    TRANSFERS SUBJECT TO LOAN AND SECURITY AGREEMENT.........18
    Section 2.4    COLLATERAL AGENT AS BAILEE...............................18

ARTICLE III  THE CONTRACTS..................................................19
    Section 3.1    REPRESENTATIONS AND WARRANTIES OF TRANSFEROR.............19
    Section 3.2    REPRESENTATIONS AND WARRANTIES RELATING TO THE
                     COLLATERAL.............................................22
    Section 3.3    PURCHASE OF CONTRACTS UPON BREACH........................25
    Section 3.4    CUSTODY OF CONTRACTS FILES...............................25
    Section 3.5    RESERVED.................................................27
    Section 3.6    CONDITIONS TO ACCEPTANCE AND RELEASE BY COLLATERAL
                     CUSTODIAN..............................................27

ARTICLE IV  ADMINISTRATION AND SERVICING OF CONTRACTS.......................28
    Section 4.1    DUTIES OF THE SERVICER...................................28
    Section 4.2    COLLECTION OF CONTRACT PAYMENTS; MODIFICATIONS OF
                     CONTRACTS; REMITTANCE PROCESSING AGREEMENT.............29
    Section 4.3    [RESERVED]...............................................30
    Section 4.4    REALIZATION UPON CONTRACTS...............................30
    Section 4.5    MAINTENANCE OF PHYSICAL DAMAGE INSURANCE POLICIES........30
    Section 4.6    MAINTENANCE OF SECURITY INTERESTS IN VEHICLES............30
    Section 4.7    COVENANTS OF SERVICER....................................31
    Section 4.8    PURCHASE OF CONTRACT UPON BREACH OF COVENANT.............31
    Section 4.9    SERVICING FEE; PAYMENT OF CERTAIN EXPENSES BY SERVICER...32
    Section 4.10   ANNUAL STATEMENT AS TO COMPLIANCE,  NOTICE OF SERVICER
                     TERMINATION EVENT......................................32
    Section 4.11   ANNUAL ACCOUNTANTS' REPORT...............................33
    Section 4.12   AMENDMENTS TO CONTRACT LIST..............................33
    Section 4.13   SUBSERVICERS.............................................33
    Section 4.14   YEAR 2000 COMPATIBILITY..................................33
    Section 4.15   DUTIES OF BACKUP SERVICER................................34

ARTICLE V  COLLECTION ACCOUNT, RESERVE ACCOUNT AND DISTRIBUTIONS............35
    Section 5.1    THE COLLECTION ACCOUNT...................................35
    Section 5.2    [RESERVED]...............................................36
    Section 5.3    [RESERVED]...............................................36
    Section 5.4    RESERVE ACCOUNT..........................................36

ARTICLE VI  [RESERVED]......................................................37

ARTICLE VII  [RESERVED].....................................................37

ARTICLE VIII  THE TRANSFEROR................................................37
    Section 8.1    TRANSFER OF PARTNERSHIP INTEREST.........................37
    Section 8.2    CORPORATE EXISTENCE......................................37
    Section 8.3    LIABILITY OF TRANSFEROR; INDEMNITIES.....................38
    Section 8.4    MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE
                     OBLIGATIONS OF, TRANSFEROR.............................39
    Section 8.5    LIMITATION ON LIABILITY OF TRANSFEROR AND OTHERS.........39
    Section 8.6    TRANSFEROR MAY OWN NOTES.................................39

ARTICLE IX  THE SERVICER, BACKUP SERVICER AND COLLATERAL CUSTODIAN..........40
    Section 9.1    REPRESENTATIONS OF SERVICER..............................40
    Section 9.2    LIABILITY OF SERVICER, INDEMNITIES.......................41
    Section 9.3    MERGER OR CONSOLIDATION OF OR ASSUMPTION OF THE
                     OBLIGATIONS OF THE SERVICER, BACKUP SERVICER OR
                     COLLATERAL CUSTODIAN...................................42
    Section 9.4    LIMITATION ON LIABILITY OF SERVICER,  BACKUP SERVICER,
                     COLLATERAL CUSTODIAN AND OTHERS........................44
    Section 9.5    DELEGATION OF DUTIES.....................................44
    Section 9.6    SERVICER AND BACKUP SERVICER NOT TO RESIGN...............45
    Section 9.6A   RESIGNATION BY AND REMOVAL OF THE COLLATERAL
                     CUSTODIAN; SUCCESSOR  COLLATERAL CUSTODIAN.............45
    Section 9.7    REPRESENTATIONS AND WARRANTIES OF THE BACKUP SERVICER
                     AND COLLATERAL CUSTODIAN...............................46

ARTICLE X  DEFAULT..........................................................47
    Section 10.1   SERVICER TERMINATION EVENT...............................47
    Section 10.2   [RESERVED]...............................................48
    Section 10.3   APPOINTMENT OF SUCCESSOR.................................48

ARTICLE XI  [RESERVED]......................................................49

ARTICLE XII  ADMINISTRATIVE DUTIES OF THE SERVICER..........................49
    Section 12.1   ADMINISTRATIVE DUTIES....................................49
    Section 12.2   RECORDS..................................................51
    Section 12.3   REPORTING................................................51

    Section 12.4   ADDITIONAL INFORMATION TO BE FURNISHED TO THE ISSUER.....52

ARTICLE XIII  MISCELLANEOUS PROVISIONS......................................52
    Section 13.1   AMENDMENT................................................52
    Section 13.2   PROTECTION OF RIGHT, TITLE AND INTEREST IN COLLATERAL....53
    Section 13.3   NOTICES..................................................54
    Section 13.4   ASSIGNMENT...............................................54
    Section 13.5   THE NIM COLLATERAL.......................................54
    Section 13.6   SEVERABILITY.............................................56
    Section 13.7   EXECUTION IN COUNTERPARTS................................56
    Section 13.8   HEADINGS.................................................56
    Section 13.9   GOVERNING LAW............................................56
    Section 13.10. [RESERVED]...............................................56
    Section 13.11. NONPETITION COVENANTS....................................56
    Section 13.12. LIMITATION OF LIABILITY..................................57
    Section 13.13. [RESERVED]...............................................57
    Section 13.14. [RESERVED]...............................................57
    Section 13.15. ENTIRE AGREEMENT.........................................57
    Section 13.16. CONSENT TO SERVICE.......................................57
    Section 13.17. [RESERVED]...............................................57
    Section 13.18. RECOURSE AGAINST CERTAIN PARTIES.........................57
    Section 13.19. SUBMISSION TO JURISDICTION; WAIVER OF TRIAL BY JURY......58
    Section 13.20. CERTAIN FEES, COSTS AND EXPENSES.........................59
    Section 13.21. CONFIDENTIALITY..........................................60

EXHIBITS

Exhibit A   Contract List
Exhibit B   Charged Off Contracts List
Exhibit C   Transferor's L.L.C. Agreement
Exhibit D   Form of Monthly Report
Exhibit E   Servicing and Collection Policy
Exhibit F   Remittance Processing Agreement
Exhibit G   List of Defaults Under ALAC Securitizations and Master Spread
            Account Agreement

      TRANSFER AND SERVICING AGREEMENT dated as of August 8, 2000, among PROJECT BRAVE LIMITED PARTNERSHIP, a Delaware limited partnership (the "ISSUER"), FIFS ACQUISITION FUNDING COMPANY, L.L.C., a Delaware limited liability corporation (the "TRANSFEROR" or "FAFC"), FIRST INVESTORS SERVICING CORPORATION (f/k/a Auto Lenders Acceptance Corporation), a Delaware corporation, (in its capacity as Servicer, the "SERVICER" or in its individual capacity, "FISC"), ALAC RECEIVABLES CORP., a Delaware corporation, as a Transferor Party (as defined below) and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, in its capacity as Backup Servicer, Collateral Custodian and Indenture Trustee (each as defined below).

                                    RECITALS

      WHEREAS, the Issuer desires to acquire a portfolio of receivables arising in connection with motor vehicle retail installment sale contracts and purchase money loans directly or indirectly from motor vehicle dealers acquired by the Transferor from FISC;

      WHEREAS, the Issuer desires to acquire that certain NIM Collateral acquired by the Transferor from FISC and ALACRC;

      WHEREAS, the Transferor has acquired such assets from FISC and ALACRC and is willing to transfer and contribute such assets to the Issuer; and

      WHEREAS, the Servicer is willing to service all such assets;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.1. DEFINITIONS.

      Whenever used in this Agreement, the following words and phrases shall have the following meanings:

ACCOUNTANTS' REPORT: The report of a firm of nationally recognized independent accountants described in SECTION 4.11.

ADMINISTRATIVE SERVICES AGREEMENT: The Administrative Services Agreement, dated as of August 8, 2000 by and between the Issuer and FUSI.

AFFILIATE: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

AGREEMENT: This Transfer and Servicing Agreement, as the same may be amended and supplemented from time to time.

ALAC DISTRIBUTIONS: As defined in SECTION 2.4.

ALAC SECURITIZATIONS: The ALAC Automobile Receivables Trust 1997-1 and the ALAC Automobile Receivables Trust 1998-1.

ALACRC: ALAC Receivables Corp.

AMOUNT FINANCED: With respect to a Contract, the aggregate amount advanced under such Contract toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts, purchase money loans or promissory notes, and related costs.

ANNUAL PERCENTAGE RATE or APR: Of a Contract means the annual percentage rate of finance charges or service charges, as stated in the related Contract.

AUGUST 2000 CLASS A DISTRIBUTION AMOUNT: An amount equal to the Class A Deposit Amount or such other amount (which may be greater than the Class A Deposit Amount) that is agreed to in writing by the Servicer and the Deal Agent, but which amount, when aggregated with the August 2000 Class B Distribution Amount, shall not exceed the Collection Account Deposit Amount.

AUGUST 2000 CLASS B DISTRIBUTION AMOUNT: An amount equal to the Class B Deposit Amount or such other amount (which may be greater than the Class B Deposit Amount) that is agreed to in writing by the Servicer and the Deal Agent, but which amount, when aggregated with the August 2000 Class A Distribution Amount, shall not exceed the Collection Account Deposit Amount.

BACKUP SERVICER: Wells Fargo Bank Minnesota, National Association, acting in such capacity.

BACKUP SERVICER AND COLLATERAL CUSTODIAN FEE LETTER: The Backup Servicer and Collateral Custodian Fee Letter, dated as of the date hereof, by and among the Backup Servicer, the Issuer and the Collateral Custodian.

BACKUP SERVICER FEE: As defined in the Backup Servicer and Collateral Custodian Fee Letter.

BANK DEALER AGREEMENT: An agreement between a Client Bank and a Dealer relating to the acquisition of retail installment contracts from such Dealer or the funding of purchase money loans to purchasers of automobiles from such Dealer.

BASIC DOCUMENTS: This Agreement, the Indenture, the Remittance Processing Agreement, the Contract Purchase Agreement, the NIM Collateral Purchase Agreement, the Note Purchase Agreement, the Administrative Services Agreement, the Management Agreement, each Hedging Agreement and each other document and certificate delivered in connection therewith.

BUSINESS DAY: Any day other than a Saturday or a Sunday on which banks are not required or authorized to be closed in Charlotte, North Carolina, Minneapolis, Minnesota or New York City.

CERTIFICATE: A certificate issued pursuant to the terms of the ALAC Securitizations.

CHANGE IN CONTROL: As to any Person, any change in ownership, whether in any one or a series of transactions, resulting in a transfer of legal and/or beneficial ownership of 51% or more of such Person's voting securities.

CHARGED OFF CONTRACT: Any Contract that, prior to the Original Closing Date, has been charged-off by any Original Transferor in accordance with its Servicing and Collection Policy and is listed on the Charged Off Contracts List.

CHARGED OFF CONTRACTS LIST: The list of Charged Off Contracts dated as of the Original Closing Date, attached hereto as EXHIBIT B, as the same may be amended, modified or supplemented.

CLASS A COMPUTER TAPE: The computer tapes or other electronic media furnished by the Transferor to the Issuer and its assigns describing certain characteristics of the Contracts as of the Cutoff Date.

CLASS A DEPOSIT AMOUNT: As defined in SECTION 5.1(D).

CLASS A SUB-ACCOUNT:  As defined in SECTION 5.1(A).

CLASS A SUB-ACCOUNT ADJUSTMENT AMOUNT:  As defined in SECTION 5.1(D).

CLASS B COMPUTER TAPE: The computer tapes or other electronic media furnished by the Transferor to the Issuer and its assigns describing certain characteristics of the Class B Collateral.

CLASS B DEPOSIT AMOUNT:  As defined in SECTION 5.1(D).

CLASS B SUB-ACCOUNT:  As defined in SECTION 5.1(A).

CLASS B SUB-ACCOUNT ADJUSTMENT AMOUNT:  As defined in SECTION 5.1(D).

CLIENT BANK: A bank that purchases retail installment sale contracts from Dealers or funds purchase money loans for sale to FISC under Client Bank Agreements.

CLIENT BANK AGREEMENT: Any agreement between FISC and a Client Bank relating to the acquisition of retail installment contracts and purchase money loans, including Contracts, from a Client Bank, by FISC.

CLOSING DATE:  August 8, 2000.

COLLATERAL: As defined in the Indenture.

COLLATERAL AGENT: FUSI, acting in such capacity.

COLLATERAL CUSTODIAN: Wells Fargo Bank Minnesota, National Association, acting in such capacity.

COLLATERAL CUSTODIAN FEE: As defined in the Backup Servicer and Collateral Custodian Fee Letter.

COLLECTION ACCOUNT: The account designated as such, established and maintained pursuant to SECTION 5.1(A)(I).

COLLECTION ACCOUNT DEPOSIT AMOUNT: As defined in SECTION 5.1(D).

COLLECTION PERIOD: Each calendar month; PROVIDED that the initial Collection Period will be the period from the Cutoff Date to and including August 31, 2000. Any amount stated "as of the close of business of the last day of a Collection Period" shall give effect to the following calculations as determined as of the end of the day on such last day: (i) all applications of collections and (ii) all distributions.

COMMERCIAL PAPER NOTES: On any day, any short-term promissory notes issued by VFCC.

CONTRACT: A retail installment sale contract for a Financed Vehicle that is conveyed to the Transferor pursuant to the Contract Purchase Agreement and by the Transferor to the Issuer hereunder, and all rights and obligations hereunder and thereunder.

CONTRACT FILE: With respect to each Contract, the following documents:

            (i)   the fully executed original of the Contract;

            (ii) where permitted by law, the original certificate of title (when received by the Servicer) and otherwise such documents, if any, that the Servicer keeps on file in accordance with its customary procedures and the Servicing and Collection Policy indicating that the Financed Vehicle is owned by the Obligor and subject to the security interest of the Transferor as first lienholder or secured party, which security interest is assignable and has been validly assigned by the Transferor to the Issuer and then to the Secured Parties; and

            (iii) any and all other documents that the Servicer keeps on file (whether as an original or in electronic or photographic form) in accordance with its procedures relating to the individual Contract, Obligor or Financed Vehicle.

CONTRACT LIST: The list of Contracts, dated as of the Original Closing Date, attached hereto as EXHIBIT A.

CONTRACT PURCHASE AGREEMENT: The Amended and Restated Contract Purchase Agreement, dated as of August 8, 2000, by FISC, the Transferor and FUSI.

CONTRACT TRANSFEROR PARTIES: The Transferor, the Issuer and FISC.

CONTROL: As defined in Section 8-106 of the UCC.

CRAM DOWN LOSS: With respect to a Contract, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on such Contract or otherwise modifying or restructuring the scheduled payments to be made on a Contract, an amount equal to (i) the excess of the Principal Balance of such Contract immediately prior to such order over the Principal Balance of such Contract as so reduced and/or (ii) if such court shall have issued an order reducing the effective rate of interest on such Contract the excess of the Principal Balance of such Contract immediately prior to such order over the net present value (using as the discount rate the higher of the APR on such Contract or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

CUTOFF DATE: July 31, 2000.

DEALER: A dealer who sold a Financed Vehicle and who originated and assigned the respective Contract, to FISC under a Dealer Agreement or pursuant to a Dealer Assignment or to a Client Bank, pursuant to a Bank Dealer Agreement.

DEAL AGENT: FUSI.

DEALER AGREEMENT: Any agreement between FISC and a Dealer relating to the acquisition of Contracts from a Dealer by FISC.

DEALER ASSIGNMENT: With respect to a Contract, the executed assignment executed by a Dealer conveying such Contract to FISC.

DEFAULTED CONTRACT: Any Contract that is otherwise an Eligible Contract (i) as to which the obligor thereof has failed to make any payment, or part thereof, required to be made thereunder for 90 days or more following the due date thereof, or (ii) with respect to which the vehicle has been repossessed or repossession efforts have been commenced, and (iii) which consistent with the Servicing and Collection Policy, should be written off the Issuer's books as uncollectible.

DELINQUENT CONTRACT: Any Contract that is otherwise an Eligible Contract, other than a Defaulted Contract, as to which the obligor thereof has failed to make any payment, or part thereof in excess of $10, required to be made thereunder for 31 days or more following the due date thereof.

DELINQUENCY RATIO: With respect to any Collection Period, a fraction (expressed as a percentage) (i) the numerator of which is the aggregate outstanding principal balance of Delinquent Contracts as of the last day of such Collection Period and (ii) the denominator of which is the aggregate outstanding balance of all Eligible Contracts as of the last day of such Collection Period.

DEPOSIT DATE: With respect to any Collection Period, the Business Day immediately preceding the related Determination Date.

DETERMINATION DATE: With respect to any Collection Period, the seventeenth day in the next calendar month, or if such day is not a Business Day, the immediately following Business Day.

DISTRIBUTION DATE: With respect to each Collection Period, the twentieth day of the following calendar month, or if such day is not a Business Day, the immediately following Business Day.

ELIGIBLE BANK: Any depositary institution (which shall initially be the Indenture Trustee) acceptable to the Deal Agent, organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any United States branch or agency of a foreign bank), which is subject to supervision and examination by federal or state banking authorities and which at all times (i) has a net worth in excess of $50,000,000 and (ii) has either (A) a rating of P-1 from Moody's and A-1) from S&P with respect to short-term deposit obligations, or (B) if such institution has issued long-term unsecured debt obligations, a rating of A2 or higher from Moody's and AA or higher from S&P with respect to long-term unsecured debt obligations. Such depositary institution (other than the Indenture Trustee) shall have been approved in writing by the Deal Agent, acting in its discretion, by written notice to the Indenture Trustee.

ELIGIBLE CONTRACT: On any day, any Contract meeting each of the following criteria:

      (a) such Contract was originated by an auto or light duty truck dealer for the retail sale of a Financed Vehicle in the ordinary course of such dealer's business, has been purchased by FISC from (i) such dealer and has been validly assigned by such dealer to FISC in accordance with its terms or (ii) a Client Bank pursuant to a Client Bank agreement and, in either case, then validly assigned by FISC to the Issuer without any fraud or misrepresentation on the part of such dealer, Client Bank or FISC in any case;

      (b) such Contract was fully and properly executed by the parties thereto;

      (c) such Contract creates a valid, subsisting, and enforceable first priority perfected security interest in favor of the Transferor in the Financed Vehicle, which security interest has been validly assigned by the Transferor to the Issuer and by the Issuer to the Indenture Trustee which has further assigned such security interest to the Collateral Agent on behalf of the Indenture Trustee for the benefit of the Secured Parties;

      (d) such Contract contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security;

      (e) such Contract complies with all requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Moss-Magnuson Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, each applicable state Motor Vehicle Retail Installment Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit code and other consumer credit laws and equal credit opportunity and disclosure laws) and the sale of the related Financed Vehicle and the sale of any physical damage, credit life and credit accident and health insurance and any extended service contracts complied in all material respects with all applicable legal requirements;

      (f) such Contract represents the legal, valid, and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms, except as limited by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other similar laws and equitable principles affecting creditors' rights and remedies;

      (g) such Contract was originated in the United States, is payable in US Dollars and the Obligor of such contract is not the government of the United States or any State or any agency, department or instrumentality thereof;

      (h) Such Contract is in full force and effect and not satisfied, subordinated or rescinded and no Financed Vehicle has been released from the lien in favor of the Transferor in whole or in part;

      (i) No provision of such Contract has been waived in any manner that causes or could cause the Contract to not qualify as an Eligible Contract;

      (j) no right of rescission, setoff, counterclaim, or defense has been asserted or threatened with respect to such Contract;

      (k) no liens or claims have been filed, including liens for work, labor, or materials relating to the Financed Vehicle that are liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Contract, except for any such lien or claim (i) that has been satisfied or released on or prior to the date such Contract is transferred to the Issuer and
(ii) for taxes not yet due or that are being contested in good faith by the Issuer;

      (l) other than a Contract as to which any payment or portion thereof in excess of $10 required to be made by the Obligor thereof has not been made for less than 31 days following the due date thereof, no default, breach, violation, or event permitting acceleration under the terms of such Contract has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation, or event permitting acceleration under the terms of such Contract has arisen; and neither the Issuer nor the Transferor nor the Servicer has waived any of the foregoing;

      (m) the Obligor of such Contract is required to maintain physical damage insurance covering the Financed Vehicle;

      (n) such Contract was not originated in, or subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Contract to the Issuer would be unlawful, void, or voidable;

      (o) all filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Issuer a first priority perfected ownership interest in such Contract have been made and all filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Secured Parties a first priority perfected security interest in such Contract have been made;

      (p) Such Contract constitutes chattel paper within the meaning of the applicable UCC and there is only one original executed copy of such Contract;

      (q) the obligor of such Contract is not a governmental authority;

      (r) the Financed Vehicle is a new or used automobile or light duty truck;

      (s) the original maturity of such Contract provides for level monthly payments (provided that the first payment and the last payment of the Contract may be different from the normal period and level payment) which, if made when due, shall fully amortize the outstanding principal balance of the Contract over the original term;

      (t) such Contract is neither a Defaulted Contract nor a Delinquent Contract and no funds have been advanced by FISC, the Servicer, any dealer, or anyone acting on behalf of any of them in order to cause such Contract to qualify under this subclause (t) or subclause (l);

      (u) at the time of origination of each such Contract, the proceeds of such Contract were fully disbursed, there is no requirement for future advances thereunder, and all fees and expenses in connection with the origination of such receivable have been paid;

      (v) the collection practices used with respect to each such Contract have been in all material respects legal and customary in the automobile installment sales contract or installment loan servicing business; and

      (w) such Contract was not a Charged Off Contract on the Original Closing Date.

ELIGIBLE DEPOSIT ACCOUNT: Either (a) a segregated account with an Eligible Bank or (b) a segregated trust account with the corporate trust department of a depositary institution with corporate trust powers organized under the laws of the United States of America or any state thereof or the District of Columbia (or any United States branch or agency of a foreign bank) and whose deposits are insured by the FDIC, provided that such institution also must have a rating of
Baa3) or higher from Moody's and a rating of BBB- or higher from S&P with respect to long-term deposit obligations and must be acceptable to the Deal Agent. Such Eligible Bank or depositary institution (other than the Indenture Trustee and the Paying Agent) shall have been approved in writing by the Deal Agent, acting in its discretion, by written notice to the Indenture Trustee.

ELIGIBLE INVESTMENTS: Any one or more of the following types of investments:

      (a) marketable obligations of the United States, the full and timely payment of which are backed by the full faith and credit of the United States and which have a maturity of not more than 270 days from the date of acquisition;

      (b) marketable obligations, the full and timely payment of which are directly and fully guaranteed by the full faith and credit of the United States and which have a maturity of not more than 270 days from the date of acquisition;

      (c) bankers' acceptances and certificates of deposit and other interest-bearing obligations (in each case having a maturity of not more than 270 days from the date of acquisition) denominated in dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short-term obligations of which are rated A-1 by S&P and P-1 by Moody's;

      (d) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any bank of the type described in clause (c) above;

      (e) commercial paper rated at least A-1 by S&P and P-1 by Moody's; and,

      (f) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States or any state thereof (or domestic branches of any foreign bank) and subject to supervision and examination by federal or state banking or depositary institution authorities; PROVIDED, HOWEVER that at the time such investment, or the commitment to make such investment, is entered into, the short-term debt rating of such depositary institution or trust company shall be at least A-1 by S&P and P-1 by Moody's.

FDIC: The Federal Deposit Insurance Corporation.

FINANCED VEHICLE: An automobile or light duty truck, together with all accessions thereto, securing an Obligor's indebtedness under a Contract.

FIRST UNION: First Union National Bank.

FISC: As defined in the PREAMBLE.

FUSI: First Union Securities, Inc.

GOVERNMENTAL AUTHORITY: Any nation or government, any state or other political subdivision thereof, any central bank (or other similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator.

INDENTURE: The Indenture dated as of August 8, 2000, among the Issuer, the Paying Agent and Wells Fargo Bank Minnesota, National Association, in its capacity of Indenture Trustee.

INSOLVENCY EVENT: With respect to a specified Person, (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days, or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy. insolvency or other similar law now or hereafter in effect or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

INSURANCE POLICY: With respect to a Contract, any insurance policy (including the insurance policies described in SECTION 4.4) benefiting the holder of the Contract providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

INVESTMENT EARNINGS: With respect to any Distribution Date, any Sub-Account or the Reserve Account, as the case may be, the investment earnings actually credited on amounts on deposit in such account on such Distribution Date.

ISSUER: As defined in the preamble.

LIEN: Any lien, mortgage, security interest, pledge, hypothecation, charge, equity, encumbrance or right of any kind whatsoever.

LIEN CERTIFICATE: With respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term "LIEN CERTIFICATE" shall mean only a certificate or notification issued to a secured party.

LIQUIDATED CONTRACT: A Contract as to which there has occurred one or more of the following: (i) 60 days have elapsed since the Servicer repossessed the Financed Vehicle, (ii) the Servicer has determined in good faith that all amounts it expects to recover in respect of such Contract have been received,
(iii) the lesser of (x) 10% or more of and (y) $25 of a Scheduled Payment shall have become 120 (or, if the related Obligor is a debtor under Chapter 13 of the United States Bankruptcy Code, 180) days or more delinquent and the related Financed Vehicle has not been repossessed, or (iv) the Financed Vehicle has been sold and the proceeds received (unless, in the case of this clause (iv), the Servicer has determined in good faith that insurance proceeds with respect to such Contract are likely to be paid in an amount equal to the Principal Balance of such Contract).

LOAN AND SECURITY AGREEMENT: The Loan and Security Agreement dated as of October 2, 1998 among FISC, ALACRC, FAFC and Variable Funding Capital Corporation, together with all documents executed and/or delivered in connection therewith, all as amended, modified, waived and/or restated to the date hereof.

LOCKBOX BANK: First Union, or such other depositary institution as shall be named by the Servicer and shall sign the Remittance Processing Agreement or a lockbox agreement which is in form and substance satisfactory to the Deal Agent.

MANAGEMENT AGREEMENT: The Management Agreement dated as of August 8, 2000 by and between FAFC and First Investors Financial Services, Inc.

MONTHLY RECORDS: All records and data maintained by the Servicer with respect to the Contracts, including the following with respect to each Contract: the account number; the originating Dealer; Obligor name; Obligor address; Obligor home phone number; Obligor business phone number; original Principal Balance; original term; Annual Percentage Rate; current Principal Balance; current remaining term; origination date; first payment date, final scheduled payment date; next payment due date; date of most recent payment; new/used classification; collateral description days currently delinquent number of contract extensions (months) to date; amount of Scheduled Payment; current Insurance Policy expiration date; and past due late charges.

MONTHLY REPORT: As defined in SECTION 12.3(A).

MOODY'S: Moody's Investors Service, Inc.

NET LIQUIDATION PROCEEDS: With respect to a Liquidated Contract, proceeds from the disposition of the underlying Financed Vehicle securing the Liquidated Contract, less (i) the reasonable expenses incurred by the Servicer in connection with the collection of such Contract and the repossession and disposition of the Financed Vehicle and including repossession and resale expenses not already deducted from such proceeds, and any amounts required by law to be remitted to the Obligor, (ii) any insurance proceeds not used to repair such Financed Vehicle, and (iii) other monies received from the Obligor or otherwise; PROVIDED, HOWEVER, that the Net Liquidation Proceeds with respect to any Contract shall in no event be less than zero.

NET LOSS AMOUNT: With respect to any Collection Period, (a) the sum of (i) the aggregate outstanding principal balance of Contracts that became Liquidated Contracts during such Collection Period and (ii) the amount of any Cram Down Losses with respect to the Contracts MINUS (b) the Net Liquidation Proceeds received with respect to Contracts that became Liquidated Contracts in prior Collection Periods.

NET LOSS RATIO: With respect to any Collection Period, a fraction (expressed as a percentage) (a) the numerator of which is the product of (i) 12 and (ii) the Net Loss Amount and (b) the denominator of which is the arithmetic average of the aggregate outstanding principal balances of all Eligible Contracts as of (i) the last day of such Collection Period and (ii) the last day of the immediately preceding Collection Period.

NIM COLLATERAL: Any Original Transferor's and the Transferor's right, title and interest in and to (i) all distributions to such Original Transferor and its affiliates made in respect of the Certificates, (ii) all distributions to such Original Transferor and its affiliates made in respect of the Series Collateral,
(iii) all distributions to such Original Transferor and its affiliates made from the Spread Accounts, (iv) the Charged Off Contracts, (v) any distributions of cash to such Original Transferor pursuant to the terms of the ALAC Securitizations, (vi) any distributions of cash to such Original Transferor pursuant to the NIM Collateral Purchase Agreement and all rights of such Original Transferor thereunder and (vii) all proceeds of the foregoing.

NIM COLLATERAL PURCHASE AGREEMENT: The Amended and Restated NIM Collateral Purchase Agreement, dated as of August 8, 2000, by and among FISC, ALACRC, and the Transferor.

NIM COLLATERAL TRANSFEROR PARTIES: The Transferor, the Issuer, FISC and ALACRC.

NOTES:  As defined in the Indenture.

NOTE INVESTOR:  As defined in the Indenture.

OBLIGOR: Any obligor under any Contract, whose obligations thereunder constitute the principal source of payments under any Contract, including any guarantor of such obligations.

OPINION OF COUNSEL: A written opinion of counsel which opinion is acceptable in form and substance and is rendered by counsel satisfactory to the Indenture Trustee and the Deal Agent.

ORIGINAL CLOSING DATE:  October 2, 1998.

ORIGINAL TRANSFEROR:  FISC or ALACRC, as applicable.

ORIGINAL PRINCIPAL BALANCE: The aggregate Principal Balance of the Contracts as of the Cutoff Date.

OUTSTANDING PRINCIPAL BALANCE: As of any date of determination, the aggregate Principal Balance of the Contracts at the close of business on the last day of the Related Collection Period (excluding Liquidated Contracts and Purchased Contracts).

PERSON: Any individual, corporation, estate, partnership, limited liability company, limited liability partnership, limited partnership, joint venture association, joint stock company, trust (including any beneficiary thereof) unincorporated organization or government or any agency or political subdivision thereof.

PRINCIPAL BALANCE: With respect to any Contract, as of the close of business on the last day of a Collection Period, the Amount Financed MINUS the sum of the following amounts without duplication: (i) that portion of all Scheduled Payments actually received on or prior to such day allocable to principal in accordance with the terms of such Contract, (ii) any payment of the Purchase Amount with respect to the Contract and (iii) any prepayment in full or partial prepayment applied to reduce the Principal Balance of such Contract PROVIDED, however, that the Principal Balance of all Defaulted Contracts and all Liquidated Contracts shall be zero.

PURCHASE AGREEMENT: As the context may require, the Contract Purchase Agreement and/or the NIM Collateral Purchase Agreement.

PURCHASE AMOUNT: With respect to a Contract, the Principal Balance and all accrued and unpaid interest on the Contract, after giving effect to the receipt of any moneys collected (from whatever source) on such Contract, if any, as of the date thereon at the related APR through the end of the Collection Period in which such purchase occurs.

PURCHASED CONTRACT: A Contract purchased as of the close of business on the last day of a Collection Period by the Transferor Parties pursuant to SECTION 3.3 or purchased by the Servicer pursuant to SECTION 4.8.

RECORD DATE: With respect to each Distribution Date means the Business Day immediately preceding such Distribution Date, unless otherwise specified in the Agreement.

RECOVERIES: With respect to any Determination Date, the aggregate amount of all cash received by the Issuer during the calendar month immediately preceding such Determination Date in respect of any Liquidated Contract including the sale or other disposition of the related Financed Vehicle, proceeds of Insurance Policies with respect to the related Financed Vehicle, or payments made by or on behalf of the Obligor.

REGISTRAR OF TITLES: With respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

RELATED COLLECTION PERIOD: With respect to any date, the Collection Period most recently ended as of such date.

REMITTANCE PROCESSING AGREEMENT: The letter agreement in substantially the form of EXHIBIT G, among the Lockbox Bank, FISC, the Issuer, the Indenture Trustee and the Collateral Agent or such other agreement in form and substance satisfactory to the Deal Agent.

REQUIRED RESERVE ACCOUNT WITHDRAWAL:  As defined in SECTION 5.4(B).

RESERVE ACCOUNT:  As defined in SECTION 5.4(A).

RESPONSIBLE OFFICER: As to any Person, any officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

RETAINED POOL SERVICING STRIP: The right of FISC to receive, pursuant to the terms and conditions of this Agreement, a portion of the Servicing Fee payable to FISC, as Servicer hereunder, in an amount equal to 1.00% of the Outstanding Principal Balance of the Contracts.

S&P:  Standard & Poor's Ratings Services.

SCHEDULE OF CONTRACTS: The schedule of all retail installment sales contracts and purchase money loans held as part of the Contract Collateral which is attached as SCHEDULE A.

SCHEDULED PAYMENT: With respect to a date on which a payment is due under a Contract, the periodic payment (exclusive of any amounts in respect of insurance or taxes and reflecting any adjustment for any partial prepayment) set forth in such Contract as due from the Obligor.

SECURED PARTIES:  As defined in the Indenture.

SERIES COLLATERAL: Each of (i) the Series 1997-1 Collateral, as defined in the Spread Account Agreement and (ii) the Series 1998-1 Collateral, as defined in the Spread Account Agreement.

SERVICER: FISC, as the servicer of the Contracts, and its successors to the extent permitted hereunder.

SERVICER'S CERTIFICATE:  As defined in SECTION 12.3(B).

SERVICER TERMINATION EVENT:  An event specified in SECTION 10.1.

SERVICING AND COLLECTION POLICY: The written servicing and collection policies of FISC and its Affiliates in effect on the date hereof and attached hereto as EXHIBIT F, as amended from time to time in accordance with SECTION 4.7(D).

SERVICING FEE:  As defined in SECTION 4.9.

SERVICING FEE RATE:  3% per annum.

SERVICING STRIPS: Collectively, the Retained Pool Servicing Strip, the Servicing Strip (Series 1997-1) and the Servicing Strip (Series 1998-1).

SERVICING STRIP (SERIES 1997-1): The right of FISC to receive, pursuant to the terms and conditions of the Sale and Servicing Agreement, dated as of September 25, 1997 among the ALAC Automobile Receivables Trust 1997-1, ALACRC, Auto Lenders Acceptance Corporation and Norwest Bank Minnesota, National Association, a Servicing Fee payable to FISC, as Servicer in connection with the ALAC Automobile Receivables Trust 1997-1 in an amount equal to 1.00% of the outstanding principal balance of the loans serviced for the ALAC Automobile Receivables Trust 1997-1.

SERVICING STRIP (SERIES 1998-1): The right of FISC to receive, pursuant to the terms and conditions of the Sale and Servicing Agreement, dated as of January 3, 1998 among the ALAC Automobile Receivables Trust 1998-1, ALACRC, Auto Lenders Acceptance Corporation and Norwest Bank Minnesota, National Association, a Servicing Fee payable to FISC, as Servicer in connection with the ALAC Automobile Receivables Trust 1998-1 in an amount equal to 1.00% of the outstanding principal balance of the loans serviced for the ALAC Automobile Receivables Trust 1998-1.

SPREAD ACCOUNT AGREEMENT: The Master Spread Account Agreement dated as of September 25, 1997 among ALACRC, Wells Fargo Bank, Minnesota, National Association and Financial Security Assurance Inc., as supplemented by the Series 1998-1 Supplement to Master Spread Account Agreement, dated as of February 2, 1998.

SPREAD ACCOUNTS: Each of (i) the Series 1997-1 Spread Account, as defined in the Spread Account Agreement and (ii) the Series 1998-1 Spread Account, as defined in the Spread Account Agreement.

SUB-ACCOUNT: The Class A Sub-Account or the Class B Sub-Account, as the case may be.

TAXES: Any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Government Authority.

TERMINATION DATE WITHDRAWAL AMOUNT: With respect to any distribution to be made pursuant to Section 3.1(c) of the Indenture, the lesser of (i) all amounts on deposit in the Reserve Account on such Distribution Date, after giving effect to any Required Reserve Account Withdrawal on such Distribution Date and (ii) the Class A Outstanding Amount on such Distribution Date, after giving effect to all distributions to be made on such Distribution Date pursuant to Section 3.1(a) of the Indenture.

TRANSFEROR: FIFS Acquisition Funding Company, L.L.C., a Delaware corporation, and its successors in interest to the extent permitted hereunder.

TRANSFEROR PARTIES:  The Transferor, the Issuer, FISC and ALACRC.

TRANSITION COSTS: All conversion costs and other transition expenses associated with the assumption by the Backup Servicer of the duties of Servicer hereunder, to the extent actually incurred by the Backup Servicer (such costs and expenses not to exceed $50,000 in the aggregate).

VFCC:  Variable Funding Capital Corporation.

      SECTION 1.2 OTHER DEFINITIONAL PROVISIONS.

      (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture.

      (b) All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP.

      SECTION 1.3 COMPUTATION OF TIME PERIODS.

      Unless otherwise stated in this Agreement in the computation of a period of time from a specified date to a later specific date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

      SECTION 1.4 INTERPRETATION.

In each Basic Document, unless a contrary intention appears:

      (a)   the singular number includes the plural number and vice versa;

      (b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Basic Documents;

      (c)   reference to any gender includes each other gender;

      (d) reference to any agreement (including any Basic Document), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Basic Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; and

      (e) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

                                   ARTICLE II

                   CONVEYANCE OF CONTRACTS AND NIM COLLATERAL
                            AND ASSIGNMENT OF RIGHTS

      SECTION 2.1 CONVEYANCE OF CONTRACTS AND NIM COLLATERAL.

      In consideration of the issuance to the Transferor of a general partnership interest in the Issuer on the Closing Date, the Transferor does hereby sell, transfer, assign, set over, contribute and otherwise convey to the Issuer, without recourse (subject to the obligations set forth herein), all right, title and interest of the Transferor in and to:

      (a) all Contracts (as the same may be amended, modified, supplemented, restated or replaced from time to time);

      (b) all Contract Files, Charged Off Contract Lists and Contract Lists, and all right, title and interest of the Transferor in and to the documents, agreements and instruments included in the Contract Files, including, without limitation, rights of recourse of the Transferor against FISC;

      (c) all Insurance Policies and all rights of the Transferor in all Insurance Policies;

      (d) all security interests, Liens, guaranties, mortgages and other encumbrances in favor of or assigned or transferred to the Borrower in and to Contracts and Financed Vehicles, and all accessions thereto and replacements thereof;

      (e)   the NIM Collateral;

      (f)   the Servicing Strip (Series 1997-1);

      (g)   the Servicing Strip (Series 1998-1);

      (h)   the Retained Pool Servicing Strip;

      (i) all deposit accounts (including, without limitation, the Reserve Account), moneys, deposits, funds, accounts and instruments relating to the foregoing;

      (j) the Contract Purchase Agreement, the NIM Collateral Purchase Agreement, and all rights of the Transferor thereunder;

      (k) Hedge Transactions, and

      (l) all products and proceeds of or related to the foregoing.

      It is the intention of the Transferor that the transfer and assignment contemplated by this Agreement shall constitute a contribution and absolute assignment of the Contracts from the Transferor to the Issuer and the beneficial interest in and title to the Contracts shall not be part of the Transferor's estate in the event of the filing of a bankruptcy petition by or against the Transferor under any bankruptcy law. In the event that, notwithstanding the intent of the Transferor, the transfer and assignment contemplated hereby is held not to be a sale, this Agreement shall constitute a grant of a security interest in the property referred to in this SECTION 2.1 for the benefit of the Secured Parties.

      SECTION 2.2 ASSIGNMENT OF TRANSFEROR'S RIGHTS.

      The Transferor does hereby sell, transfer, assign, set over, contribute and otherwise convey to the Issuer all of the right, title and interest the Transferor acquired pursuant to each of the Purchase Agreements.

      SECTION 2.3 TRANSFERS SUBJECT TO LOAN AND SECURITY AGREEMENT.

      Notwithstanding anything to the contrary herein contained, the transfers by the Transferor made pursuant to SECTION 2.1 and 2.2 are subject to the interests of the lenders and the secured parties under the Loan and Security Agreement. The Issuer has agreed to use, and VFCC, the sole lender under the Loan and Security Agreement with any principal outstanding, has agreed to accept, the proceeds of the Notes to repay the note issued to VFCC under the Loan and Security Agreement.

      SECTION 2.4 COLLATERAL AGENT AS BAILEE.

      To the extent provided for below and solely for the perfection of all distributions made to the Original Transferors in respect of the Certificates and Series Collateral and from the Spread Accounts (together, the "ALAC DISTRIBUTIONS") and the right, title and interest of each of the Transferor and the Issuer in the ALAC Distributions, each of the Transferor and the Issuer have appointed the Collateral Agent as its bailee with respect thereto.

      To the extent that following the transfer, sale and assignment of the Collateral by the Transferor to the Issuer, the Transferor has or is deemed to have any right, title or interest in the ALAC Distributions, the Collateral Agent agrees to act as the bailee of the Transferor with respect to the ALAC Distributions and any right, title or interest of the Transferor therein, subject to the rights of the Collateral Agent on behalf of the Indenture Trustee for the benefit of the Secured Parties.

      To the extent that following the assignment of the Collateral by the Issuer to the Collateral Agent on behalf of the Indenture Trustee for the benefit of the Secured Parties, the Issuer has or is deemed to have any right, title or interest in the ALAC Distributions, the Collateral Agent agrees to act as the bailee of the Issuer with respect to the ALAC Distributions and any right, title or interest of the Issuer therein, subject to the rights of the Collateral Agent on behalf of the Indenture Trustee for the benefit of the Secured Parties.


                                   ARTICLE III

                                  THE CONTRACTS

      SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF TRANSFEROR.

      The Transferor hereby represents and warrants, to the Deal Agent and each other Secured Party as follows:

      (a) ORGANIZATION. The Transferor is a bankruptcy remote limited liability company, duly organized and validly existing in good standing under the laws of the state of Delaware, with all requisite corporate power and authority to own or lease its properties and to conduct its business as such business is presently conducted, and had at all relevant time, and now has all necessary power, authority and legal right to acquire, own and sell the Contracts.

      (b) L.L.C. AGREEMENT. The Transferor's limited liability company agreement includes substantially the provisions set forth on EXHIBIT C hereto, and the owners of the Transferor's membership interests have severally confirmed to the Transferor that they will not cause the Transferor to file a voluntary petition under the Bankruptcy Code or any other bankruptcy or insolvency laws during the period beginning on the Closing Date and ending on the date that is one year and one day following the date on which all Notes have been paid in full.

      (c) FOREIGN QUALIFICATION. The Transferor is duly qualified to do business as a foreign limited liability corporation and is in good standing, and has obtained all necessary licenses and approvals in all states in which the ownership or lease of property or the conduct of its business requires the qualification.

      (d) POWER AND AUTHORITY; DUE AUTHORIZATION. The Transferor (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement, the Note and other Basic Documents to which it is a party, (B) carry out the terms of this Agreement, the Note and other Basic Documents to which it is a party and (ii) has been duly authorized by all necessary corporate action for the due execution, delivery and performance of the Basic Documents and for the granting of a security interest in the Collateral to the Collateral Agent on behalf of the Indenture Trustee for the benefit of the Secured Parties.

      (e) PURCHASE AGREEMENTS. The Purchase Agreements are the only agreements pursuant to which the Transferor purchased the Contracts, the NIM Collateral and the related rights; it has furnished to the Deal Agent a true, correct and complete copy of each of the Purchase Agreements; and each of the Purchase Agreements is in full force and effect and no event or circumstance has occurred that would constitute an Event of Default. Each Original Transferor has consented to such assignments.

      (f) SOLVENCY. The transactions under this Agreement and any other Basic Document to which the Transferor is a party do not and will not render the Transferor not Solvent.

      (g) TRUE SALES; ABSOLUTE ASSIGNMENTS. The Transferor accounts for the transfers to it from each Original Transferor of interests in Collateral under each Purchase Agreement as sales thereof in its books, records and financial statements, in the case consistent with GAAP and with the requirements set forth herein. The transfer of the Collateral by the Transferor to the Issuer hereunder is a contribution or absolute assignment of all of the Transferor's right, title and interest in and to such Collateral.

      (h) NATURE OF BUSINESS. The Transferor is primarily engaged in the business of purchasing Contracts and other Collateral pursuant to the Purchase Agreements for its own account and for the financing thereof.

      (i) SEPARATE ENTITY. The Transferor is operated as an entity with assets and liabilities distinct from those of each Transferor Party and any Affiliates thereof (other than the Transferor), and the Transferor hereby acknowledges that the Noteholders are entering into the transactions contemplated by this Agreement and the other Basic Documents in reliance upon the Transferor's identity as a separate legal entity from each Transferor Party and from the other Affiliates of the Transferor Parties.

      (j) FINANCIAL STATEMENTS. All financial statements or certificates of the Transferor or any of its officers furnished to the Deal Agent fairly present the financial condition and results of operations of the Transferor at the dates. All the financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied.

      (k) ENFORCEABILITY. The Basic Documents constitute legal, valid and binding obligations of the Transferor, enforceable against the Transferor in accordance with its respective terms, except as limited by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other similar laws and equitable principles affecting creditors' rights and remedies.

      (l) NO CONFLICTS. The consummation of the transactions contemplated by this Agreement and the other Basic Documents to which the Transferor is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the limited liability corporation agreement of the Transferor, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it is bound, (ii) result in the creation or imposition of any Lien upon any of the Transferor's properties pursuant to the terms of the indenture, agreement, mortgage, deed of trust or other the instrument, other than the Basic Documents, or (iii) violate any Applicable Law.

      (m) LEGAL PROCEEDINGS. There is no proceeding or investigation pending or, to the best knowledge of the Transferor, threatened against the Transferor, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Basic Document to which the Transferor is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Basic Document to which the Transferor is a party, or
(iii) seeking any determination or ruling that would materially and adversely affect the performance by the Transferor of its obligations under, or the validity or enforceability of, this Agreement or any other Basic Document to which the Transferor is a party.

      (n) CONSENTS AND APPROVALS. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Transferor of this Agreement and any other Basic Document to which the Transferor is a party have been obtained.

      (o) INVESTMENT COMPANY ACT OF 1940. The Transferor is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended.

      (p) COLLATERAL. The Transferor hereby represents and warrants that it has good and marketable title (or its equivalent under applicable law) to the Collateral free and clear of any Liens and the claims of any third party, other than the liens created pursuant to the Loan and Security Agreement, each of which liens shall be released as of the date of the transfer to the Issuer hereunder. No effective financing statement or other instrument similar in effect covering any Collateral shall at any time be on file in any recording office except as such may be filed (i) in favor of the Transferor in accordance with the Purchase Agreements or (ii) in favor of the Indenture Trustee on behalf of the Secured Parties in accordance with this Agreement and the Indenture.

      (q) SECURITY INTEREST. FISC and ALACRC have granted a security interest (as defined in the UCC) to the Transferor. The Transferor has granted a security interest to the Issuer which the Issuer has assigned to the Collateral Agent on behalf of the Indenture Trustee for the benefit of the Secured Parties in the Collateral, which is enforceable in accordance with applicable law upon execution and delivery of this Agreement. Upon the filing of UCC-3 termination statements releasing the liens granted under the Loan and Security Agreement and of UCC-1 financing statements naming the Issuer as the secured party and the Transferor as debtor and financing statements naming the Collateral Agent on behalf of the Indenture Trustee for the benefit of the Secured Parties as the secured party and the Issuer as debtor, the Collateral Agent on behalf of the Indenture Trustee for the benefit of the Secured Parties, shall have a first priority perfected security interest in the Collateral. All filings (including, without limitation, the UCC filings) as are necessary in any jurisdiction to perfect the interests of the Issuer and of the Collateral Agent on behalf of the Indenture Trustee for the benefit of the Secured Parties, in the Collateral have been (or prior to the Closing Date will be) made.

      (r) TAX STATUS. The Transferor has filed or caused to be filed all tax returns that are required to be filed by the Transferor. The Transferor has paid or made adequate provisions for the payment of all Taxes and all assessments made against the Transferor or any of its property (other than any amount of Taxes the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Transferor), and no tax lien has been filed and, to the Transferor's knowledge, no claim is being asserted, with respect to any such Taxes, fees or other charge. The tax returns are complete and accurate in all respects.

      (s) ADDRESSES. During the four (4) months prior to the Closing Date, the Transferor has not been known by any other names and has not been located at any addresses other than its current address.

      (t) NO DEFAULT. There has been no default, breach, violation or event permitting acceleration under the terms of this Agreement or any other Basic Document, and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of this Agreement or any other Basic Document, and there has been no waiver of any of the foregoing.

      (u) ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each representation or warranty by the Transferor contained herein or in any other document furnished by the Transferor pursuant hereto or in connection with any other document furnished by the Transferor is true and correct in all material respects.

      (v) REPRESENTATIONS AND WARRANTIES IN PURCHASE AGREEMENTS. The representations and warranties made by each Original Transferor to the Transferor in the Purchase Agreements are hereby remade by the Transferor on each date to which they speak in the Purchase Agreements as if such representations and warranties were set forth herein as made by the Transferor MUTATIS MUTANDIS.

      SECTION 3.2 REPRESENTATIONS AND WARRANTIES RELATING TO THE COLLATERAL.

      Each of the Contract Transferor Parties jointly and severally with respect to the Class A Collateral and each of the NIM Collateral Transferor Parties jointly and severally with respect to the NIM Collateral, hereby represents and warrants to the Deal Agent and each other Secured Party as follows:

      (a) MARKING OF RECORDS. It has caused the portions of its records relating to the Contracts to be clearly and unambiguously identified to show that the Class A Collateral has been sold to the Transferor by FISC and resold by the Transferor to the Issuer in accordance with the terms of this Agreement.

      (b) COMPUTER TAPE. The Class A Computer Tape and the Class B Computer Tape made available to the Deal Agent was complete and accurate as of the date thereof and includes a description of the same Contracts as those described in the Contract List and of the Collateral.

      (c)   [RESERVED].

      (d) CONTRACT FILES COMPLETE. There exists a Contract File pertaining to each Contract and such Contract File contains, without limitation, (i) a fully executed original of the Contract, (ii) a certificate of insurance, application form for insurance signed by the Obligor, or a signed representation letter from the Obligor named in the Contract pursuant to which the Obligor has agreed to obtain physical damage insurance for the related Financed Vehicle, (iii) the original Lien Certificate or application therefor and (iv) an original credit application (which may be in electronic form) by the Obligor. Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. All blanks on any form described in clauses
(i), (ii), (iii) and (iv) above have been properly filled in and each form has otherwise been correctly prepared. Notwithstanding the above, a copy of the complete Contract File for each Contract listed on the related Contract List is in the possession of the Custodian.

      (e) LAWFUL ASSIGNMENT. No Contract was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Contract under the Contract Purchase Agreement or this Agreement. It has not entered into any agreement with any Obligor that prohibits, restricts or conditions the assignment of any portion of the Contracts.

      (f) GOOD TITLE. No portion of the Collateral has been sold, transferred, assigned or pledged by it to any Person other than the Issuer, except as may be permitted by the Basic Documents. Immediately prior to the conveyance of the Collateral to the Issuer pursuant to this Agreement, the Transferor was the sole owner thereof and had good and indefeasible title thereto, free of any Lien (except the Liens securing the Loan and Security Agreement) and, upon the transfer thereof by the Transferor pursuant to this Agreement, the Issuer shall have good and indefeasible title to and will be the sole owner of such portion of the Collateral transferred by the Transferor pursuant to this Agreement, free of any Lien, except the Liens securing the Loan and Security Agreement, which will be released upon the issuance of the Notes. No dealer or Client Bank has a participation in, or other right to receive, proceeds of any Contract or Financed Vehicle. It has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policy or the related Dealer Agreements or the Client Bank Agreements or to payments due under such Contracts.

      (g) SECURITY INTERESTS IN FINANCED VEHICLE. Each Contract creates a valid, binding and enforceable first priority security interest in favor of FISC in the related Financed Vehicle. With respect to any Contract originated in a state in which a notation of security interest on the related Lien Certificate is required or permitted to perfect such security interest, the Lien Certificate shows FISC or the applicable Client Bank named as the original secured party under each Contract as the holder of a first priority security interest in such Financed Vehicle and with respect to any Contract that was originated in a jurisdiction in which the filing of a financing statement under the UCC is required to perfect a security interest in motor vehicles, such filings or recordings have been duly made and show FISC named as the original secured party under such Contract, and in either case, the Collateral Agent on behalf of the Indenture Trustee for the benefit of the Secured Parties has the same rights as such secured party has or would have (if such secured party were still the owner of the Contract) against all Persons claiming an interest in such Financed Vehicle. Immediately upon the sale, transfer and assignment of a Contract by the Transferor to the Issuer, the Issuer's security interest in each such Contract is validly assigned to the Collateral Agent on behalf of the Indenture Trustee for the benefit of the Secured Parties so as to create an enforceable and perfected first priority security interest in the Financed Vehicle in favor of Collateral Agent on behalf of the Indenture Trustee for the benefit of the Secured Parties, which security interest is prior to all other Liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle arising subsequent to the Closing Date).

      (h) ALL FILINGS MADE. All filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Indenture Trustee on behalf of the Secured Parties, a first priority perfected lien on, or ownership interest in, the Collateral and the proceeds thereof have been made, taken or performed.

      (i) NO IMPAIRMENT. It has done nothing to convey any right to any Person that would result in such Person having a right to payments due under any portion or all of the Collateral or otherwise to impair the rights of the Issuer, the Indenture Trustee or any Secured Party in any portion or all of the Collateral or the proceeds thereof.

      (j) CONTRACTS NOT ASSUMABLE. No Contract is assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations with respect to such Contract.

      (k) NO DEFENSES. No portion of the Collateral is subject to any right of recession, setoff, counterclaim or defense and no such right has been asserted or threatened with respect to any portion or all of the Collateral.

      (l) INSURANCE. At the time of origination of each Contract, the related Financed Vehicle was required to be covered by a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) its maximum insurable value or (b) the principal amount due from the Obligor under the related Contract, (ii) naming FISC or the applicable Client Bank and their successors and assigns as loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage. Each Contract requires the Obligor to maintain physical loss and damage insurance, naming FISC or the applicable Client Bank and their successors.

      (m) ELIGIBLE CONTRACTS. Each Contract identified as an Eligible Contract is, as of the Original Closing Date, an Eligible Contract.

      (n) CHARGED OFF CONTRACTS. All contracts identified as Charged Off Contracts in the Charged Off Contracts List are, as of the Original Closing Date, Charged Off Contracts.

      (o) DEFAULTED CONTRACTS. Each Contract identified as a Defaulted Contract in the Defaulted Contract List is, as of the Original Closing Date, a Defaulted Contract.

      (p) DELINQUENT CONTRACTS. Each Contract identified as a Delinquent Contract, in the Delinquent Contract List is, as of the Original Closing Date, a Delinquent Contract.

      SECTION 3.3 PURCHASE OF CONTRACTS UPON BREACH.

      Upon discovery by the Deal Agent, the Servicer, the Issuer or the Transferor of a breach of any of any of the representations and warranties of the Contract Transferor Parties, set forth in SECTION 3.2 that adversely affects the interests of the Indenture Trustee on behalf of the Secured Parties or the Secured Parties in a Contract, the party discovering such breach shall give prompt written notice to the others. Within sixty (60) Business Days of such notice being given the Contract Transferor Parties, jointly and severally, shall repurchase such Contract from the Issuer. The Transferor Party who repurchases such Contract will deposit an amount equal to the Contract Principal Balance, together with all accrued and unpaid interest thereon through the date of such repurchase in the Class A Sub-Account.

      SECTION 3.4 CUSTODY OF CONTRACTS FILES.

      (a) In connection with the sale, transfer and assignment of the Contracts to the Issuer pursuant to this Agreement and simultaneously with the execution and delivery of this Agreement and the assignment of the Contracts to the Indenture Trustee pursuant to the Indenture, the Transferor has delivered the following documents or instruments (to the extent the same were in the Transferor's possession) to the Collateral Custodian on or before the Closing
Date:

            (i) The fully executed original of the Contract (together with any agreements modifying the Contract, including without limitation any extension agreements); and

            (ii) The original certificate of title (when received) and otherwise such documents, if any, that the Transferor keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of the Transferor or the applicable Client Bank as first lienholder or first priority secured party (including any Lien Certificate received by the Transferor), or, if such original certificate of title has not yet been received, a copy of the application therefor, showing the Transferor or the applicable Client Bank as secured party.

      (b) Upon payment in full of any Contract, the Servicer will notify the Indenture Trustee pursuant to a certificate of an officer of the Servicer (which certificate shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Class A Sub-Account pursuant to SECTION 4.2 have been so deposited) and shall request delivery of the Contract and Contract File to the Servicer. From time to time, as appropriate for servicing and enforcing any Contract, the Collateral Custodian shall, by the close of business on the first Business Day following written request of an officer of the Servicer and delivery to the Collateral Custodian of a receipt signed by such officer, cause the original Contract and the related Contract File to be released to the Servicer. The Servicer's receipt of a Contract and/or Contract File shall obligate the Servicer to return the original Contract and the related Contract File to the Collateral Custodian when the Servicer's need therefor has ceased, unless the Contract is repurchased as described in SECTION 3.3 or 4.8.

      (c) The Collateral Custodian agrees to maintain the Contract Files it has received at its principal office.

      (d) The Collateral Custodian shall hold the Contract Files that it has received on behalf of the Collateral Agent clearly identified as being separate from all other files or records maintained by the Collateral Custodian at the same location and shall maintain such accurate and complete accounts, records and computer systems pertaining to each Contract File. Each Contract shall be identified on the books and records of the Collateral Custodian in a manner that
(i) is consistent with the practices of a commercial bank acting in the capacity of custodian with respect to similar receivables and (ii) is otherwise necessary, as reasonably determined by the Collateral Custodian, to comply with the terms of this Agreement. The Collateral Custodian shall allow periodic physical inspections of the Contract Files held by it under this Agreement, by and of the related accounts, records and computer systems by the Deal Agent, at the expense of the Issuer. Such inspections shall be conducted at reasonable times and upon reasonable prior written notice, in such manner and by such persons, including, without limitation, independent accountants, as the Deal Agent, may request. The Collateral Custodian shall promptly report to the Deal Agent any failure on its part to hold the Contract Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Subject to this SECTION 3.3(d), the Collateral Custodian shall at all times maintain the original of the fully executed original retail installment sales contract, purchase money loan or promissory note and of the Lien Certificate or application therefor, if no such Lien Certificate has yet been issued, relating to each Contract in a secure vault.

      (e) The Collateral Custodian shall (subject only to the Collateral Custodian's security requirements applicable to its own employees, any independent contractors performing check-in services for the Collateral Custodian and any regulators or similar persons having access to similar records held by the Collateral Custodian, which requirements shall be consistent with the practices of a commercial bank acting in the capacity of custodian with respect to similar files or records, and at such times as may be reasonably imposed by the Collateral Custodian) permit the Servicer or its duly authorized representatives, attorneys or auditors to inspect the Contract Files and the related accounts, records, and computer systems maintained by the Collateral Custodian pursuant hereto at such times as the Servicer may reasonably request, any such inspections to be at the expense of the Servicer.

      SECTION 3.5 RESERVED.

      SECTION 3.6 CONDITIONS TO ACCEPTANCE AND RELEASE BY COLLATERAL
CUSTODIAN.

      (a) The Collateral Custodian acknowledges receipt of files which the Transferor has represented to be the Contract Files with respect to the Contracts. The Collateral Custodian has reviewed such files and has determined for each Contract identified on the Schedule of Contracts whether a file was delivered. The Collateral Custodian declares that it holds and will continue to hold such files and any amendments, replacements or supplements thereto and all other Collateral in trust for the use and benefit of all present and future Noteholders as their interests may appear. The Collateral Custodian agrees to review each file delivered to it with respect to the Contracts no later than 30 days after the Closing Date to determine whether such Contract Files contain the documents referred to in SECTION 3.4(A). If the Collateral Custodian has found or finds that a file for a Contract has not been received, or that a file is unrelated to the Contracts identified in Schedule of Contracts or that any of the documents referred to in SECTION 3.3(A) are not contained in a file, the Collateral Custodian shall inform the Transferor, the Servicer and the Issuer promptly, in writing, of the failure to receive a file with respect to such Contract (or of the failure of any of the aforementioned documents to be included in the file) or shall return to the Transferor any file unrelated to a Contract identified in the Schedule of Contracts (it being understood that the Collateral Custodian's obligation to review the contents of any Contract File shall be limited as set forth in the preceding sentence). Upon request by the Collateral Custodian, the Servicer shall deliver a receipt for any such files returned to the Servicer by the Collateral Custodian. Unless such defect with respect to such Contract File shall have been cured by the last day of the second Collection Period commencing after the Closing Date, the Transferor shall repurchase any such Contract as of the last day of the second (or if the Transferor elects, the first) succeeding Collection Period thereafter. The "SECOND COLLECTION PERIOD" shall mean the Collection Period following the Collection Period in which discovery occurs or notice is given, and the "FIRST COLLECTION PERIOD" shall mean the Collection Period in which discovery occurs or notice is given. In consideration of the purchase of the Contract, the Transferor shall remit the Purchase Amount, in the manner specified in SECTION
5.4. The sole remedy of the Collateral Custodian, the Issuer or the Noteholders with respect to a breach pursuant to this SECTION 3.6 shall be to require the Transferor to purchase the Contract pursuant to SECTION 3.3. Upon receipt of the Purchase Amount and written instructions from the Servicer, the Collateral Custodian shall release to the Transferor or its designee the related Contract File and the Indenture Trustee and the Collateral Custodian shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, representation or warranty, as are prepared by the Transferor and delivered to the Collateral Custodian and are necessary to vest in the Transferor or FISC, as directed by the Transferor, title to such Contract.

      (b) The Collateral Custodian shall release all Contract Files to the Issuer (or any designee of the Issuer) upon receiving written notice from the Indenture Trustee that all Notes have been paid in full pursuant to Section 8.2(b) of the Indenture.

                                   ARTICLE IV

                    ADMINISTRATION AND SERVICING OF CONTRACTS

      SECTION 4.1 DUTIES OF THE SERVICER.

      The Servicer, as agent for the Issuer, shall manage, service, administer and make collections on and in respect of the Collateral with reasonable care, using that degree of skill and attention that a prudent person would use. The Servicer's duties shall include collecting and posting of all payments received on all of the Collateral, arranging for the sale or other liquidation of the Charged Off Contracts, responding to inquiries of Obligors or by federal, state or local government authorities with respect to the Contracts, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors in accordance with its customary practices, policing the Collateral, accounting for Collections and furnishing monthly and annual statements to the Indenture Trustee, the Deal Agent and the Issuer with respect to distributions, generating federal income tax information and performing the other duties specified herein. The Servicer shall follow the Servicing and Collection Policy and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable in accordance with the above described servicing standard. Without limiting the generality of the foregoing, the Servicer shall be authorized and empowered by the Issuer and the Indenture Trustee to execute and deliver, on behalf of itself or the Issuer or the Indenture Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Contracts and the Financed Vehicles. The Servicer is hereby authorized to commence, in its own name or in the name of the Issuer, a legal proceeding to enforce a Defaulted Contract or Charged Off Contract pursuant to
SECTION 4.4 or to commence or participate in a legal proceeding (including without limitation a bankruptcy proceeding) relating to or involving a Contract, including a Defaulted Contract or a Charged Off Contract. If the Servicer commences or participates in such a legal proceeding in its own name, the Issuer shall thereupon be deemed to have automatically assigned, solely for the purpose of collection on behalf of the party retaining an interest in such Contract, such Contract to the Servicer for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Issuer to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Contract on the grounds that it shall not be a real party in interest or a holder entitled to enforce such Contract, the Issuer, the Indenture Trustee and the Deal Agent shall, at the Servicer's expense and direction, take steps to enforce such Contract, including bring suit in the Issuer's name. The Issuer, the Indenture Trustee and the Deal Agent shall furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under the Agreement.

      SECTION 4.2 COLLECTION OF CONTRACT PAYMENTS; MODIFICATIONS OF CONTRACTS; REMITTANCE PROCESSING AGREEMENT.

      (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Contracts as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable Collateral, including, with respect to the Contracts, automobile or light duty truck receivables that it services for itself or others and otherwise act with respect to the Contracts, the Dealer Agreements, Client Bank Agreements and the Dealer Assignments in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Issuer with respect thereto.

      (b) The Servicer shall be authorized to grant extensions, rebates or adjustments on a Contract without the prior consent of the Issuer; PROVIDED that extensions or modifications of the payment schedule of a Contract can be made only in accordance with the customary servicing procedures of the Servicer, provided that the amount of any extension fee charged in connection with the extension of a Contract is deposited into the Class A Sub-Account by the Servicer within two Business Days of receipt. The Servicer may, in accordance with its customary servicing procedures, waive any prepayment charge, late payment charge or any other fees that may be collected in the ordinary course of servicing the Contracts.

      (c) Subject to the provisions of the Remittance Processing Agreement, the Servicer shall remit to the Class A Sub-Account, and to no other account, as soon as practicable, but in no event later than the second Business Day after receipt thereof, all payments or other amounts, if any, made by or on behalf of an Obligor or received by the Servicer with respect to any of the Collateral; provided, however, that the Servicer shall be entitled to reimbursement of all amounts remitted by or on behalf of the Obligors to the Servicer under the terms of, or with respect to, the Contracts, which amounts represent late fees or prepayment charges, including administrative fees or similar charges allowed by applicable law.

      Notwithstanding the Remittance Processing Agreement, or any of the provisions of this Agreement relating to the Remittance Processing Agreement, the Servicer shall remain obligated and liable to the Issuer, the Indenture Trustee and the Noteholders for servicing and administering the Contracts in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof.

      In the event of a termination of the Servicer, the Backup Servicer or the successor Servicer shall enter into a lockbox agreement in form and substance satisfactory to the Deal Agent. The outgoing Servicer shall, upon request of the Indenture Trustee, but at the expense of the outgoing Servicer, deliver to the successor Servicer an accounting of amounts collected and held by the Lockbox Bank and otherwise use its best efforts to effect the orderly and efficient transfer of all amounts held by the Lockbox Bank pursuant to the Remittance Processing Agreement to the successor Servicer.

      (d) The Servicer shall remit all payments by or on behalf of the Obligors received directly by the Servicer to the Class A Sub-Account without deposit into any intervening account and as soon as practicable, but in no event later than the second Business Day after receipt thereof.

      SECTION 4.3 [RESERVED].

      SECTION 4.4 REALIZATION UPON CONTRACTS.

      The Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise comparably convert the ownership of any Financed Vehicle that it has reasonably determined should be repossessed or otherwise converted following a default under the Contract secured by the Financed Vehicle. The Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be customary and usual in its servicing of automobile or light duty truck receivables, which practices and procedures may include reasonable efforts to realize upon any recourse to dealers, selling the related Financed Vehicle at public or private sale and other actions by the Servicer in order to realize upon such a Contract and selling the Charged Off Contracts. The Servicer shall be entitled to recover its reasonable expenses with respect to each Defaulted Contract. All Recoveries realized in connection with any such action with respect to a Contract shall be deposited by the Servicer in the Collection Account. The foregoing is subject to the proviso that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the Recoveries of the related Contract by an amount greater than the amount of such expenses.

      SECTION 4.5 MAINTENANCE OF PHYSICAL DAMAGE INSURANCE POLICIES.

      The Servicer shall, in accordance with its customary servicing procedures, require that each Obligor shall have obtained physical damage insurance covering each Financed Vehicle as of the origination of the related Contract. The Servicer shall deposit in the Collection Account, all amounts received by the Servicer in respect of or as proceeds of any Insurance Policy. To the extent Servicer maintains any Insurance Policy with respect to any Collateral hereunder, the Secured Parties shall be named in such policy as loss payee.

      SECTION 4.6 MAINTENANCE OF SECURITY INTERESTS IN VEHICLES.

      The Servicer shall, in accordance with its customary servicing procedures and at its own expense, take such steps as are necessary to maintain perfection of the security interest created by each Contract in the related Financed Vehicle. The Issuer hereby authorizes the Servicer, and the Servicer hereby agrees, to take such steps as are necessary to reperfect such security interest on behalf of the Secured Parties in the event of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Contract to the Secured Parties is insufficient, without a notation on the related Financed Vehicle's certificate of title, to grant to the Collateral Agent, as agent for the Secured Parties a first priority perfected security interest in the related

Financed Vehicle, the Servicer hereby agrees to serve as the agent of the Secured Parties for the purpose of perfecting the security interest of the Secured Parties in such Financed Vehicle and agrees that the Servicer's listing as the secured party on the certificate of title is in this capacity as agent of the Secured Parties. It is understood by the parties hereto that the Servicer will not retitle Financed Vehicles or note any security interest on the titles thereto.

      SECTION 4.7 COVENANTS OF SERVICER.

      The Servicer hereby covenants for the benefit of the Secured Parties as follows:

      (a) LIENS IN FORCE. Except as contemplated by this Agreement, the Servicer shall not release in whole or in part any Financed Vehicle from the security interest securing the related Contract.

      (b) NO IMPAIRMENT. The Servicer shall not do anything to impair the rights of the Secured Parties in the Collateral.

      (c) NO AMENDMENTS. The Servicer shall not amend or otherwise modify the terms of any Contract, except in accordance with SECTION 4.2.

      (d) SERVICING AND COLLECTION POLICY. The Servicer will (a) comply in all material respects with the Servicing and Collection Policy and (b) furnish to the Deal Agent, prior to its effective day, prompt notice of any material changes in the Servicing and Collection Policy. The Servicer will not agree to or otherwise permit to occur any material change in the Servicing and Collection Policy, without the prior written consent of the Deal Agent.

       (c) COMPLIANCE WITH LAWS. The Servicer shall comply with the laws of each state in which a Contract is located, including, without limitation, all federal and state laws regarding the collection and enforcement of consumer debt.

      SECTION 4.8 PURCHASE OF CONTRACT UPON BREACH OF COVENANT.

      Upon discovery by the Deal Agent, the Servicer or the Issuer of a breach of any of the covenants of the Servicer set forth in SECTION 4.6, that materially and adversely affects the interests of the Deal Agent as agent for the Secured Parties, the Secured Parties or the Issuer in a Contract, the party discovering such breach shall give prompt written notice to the others. Within sixty (60) Business Days of such notice being given to the Servicer, the Servicer shall, unless such breach or impropriety shall have been cured in all material respects, purchase such Contract from the Issuer. The Issuer will deposit an amount equal to the Contract Principal Balance, together with all accrued and unpaid interest thereon through the date of such purchase in the Class A Sub-Account.

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
      SECTION 4.9 SERVICING FEE; PAYMENT OF CERTAIN EXPENSES BY SERVICER.

      (a) On each Distribution Date, the Servicer shall be entitled to receive out of the Class A Sub-Account a servicing fee (the "SERVICING FEE") for the Related Collection Period pursuant to SECTION 3.1 of the Indenture.

      (b) In the event the initial Backup Servicer becomes a successor Servicer pursuant to SECTION 10.3, the Backup Servicer shall be paid a fee not to exceed the greater of (i) the Servicing Fee or (ii) the current market rate at the time for servicing contracts similar in nature to the Contracts. Such current market rate shall be determined by taking the lower of three servicing bids obtained by the Backup Servicer from third-party servicers selected by the Backup Servicer and approved by the Deal Agent. In the event that the initial Backup Servicer becomes a successor Servicer by reason of the occurrence of a Servicer Termination Event and in connection therewith the fees payable to such successor Servicer are increased to an amount greater than the Servicing Fee by reason of an adjustment to current market rate as above provided, the portion of such increased fees in excess of the Servicing Fee shall be borne by the initial Servicer and not by the Issuer; PROVIDED, HOWEVER, that if the initial Servicer should default in the performance of such obligation, such increased fees shall be paid from the proceeds of Collections pursuant to Section 3.1 of the Indenture (any such payment to be without prejudice to the enforcement of any remedy against the initial Servicer by reason of such default).

      (c) The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer, expenses incurred in connection with distributions and reports made by the Servicer to Noteholders and all other fees and expenses of the Issuer (except fees and expenses of the taxes levied or assessed against the Issuer and claims against the Issuer in respect of indemnification that are expressly stated to be for the account of the Issuer)). Notwithstanding the foregoing, if the Servicer shall not be FISC, a successor to FISC as Servicer permitted by SECTION 9.3 or an Affiliate of any of the foregoing, such Servicer shall not be liable for taxes levied or assessed against the Issuer or claims against the Issuer in respect of indemnification.

      SECTION 4.10 ANNUAL STATEMENT AS TO COMPLIANCE, NOTICE OF SERVICER TERMINATION EVENT.

      (a) The Servicer will provide to the Issuer, the Deal Agent and the Indenture Trustee, within 90 days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on April 30, 2001, an annual report signed by a Responsible Officer of the Servicer (a "SERVICER'S CERTIFICATE") certifying that (i) a review of the activities of the Servicer, and the Servicer's performance pursuant to this Agreement, for the period ending on the last day of such fiscal year has been made under such Person's supervision and (ii) the Servicer has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such year and no Servicer Termination Event has occurred and is continuing (or if a Servicer Termination Event has so occurred and is continuing, specifying each such event, the nature and status thereof and the steps necessary to remedy such event, and, if a Servicer Termination Event occurred during such year and no notice thereof has been given to the Deal

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
Agent, the Issuer and the Indenture Trustee, specifying such Servicer Termination Event and the steps taken to remedy such event).

      (b) The Servicer shall deliver to the Deal Agent, the Indenture Trustee and the Issuer promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under SECTION 10.1.

      SECTION 4.11 ANNUAL ACCOUNTANTS' REPORT.

      The Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to furnish to the Deal Agent and the Indenture Trustee, within 90 days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on April 30, 2000, a report relating to such fiscal year to the effect that (a) such firm has reviewed certain documents and records relating to the servicing of the Contracts and other items included in the Collateral, and (b) based on such examination, such firm is of the opinion that the Monthly Reports and Servicer's Certificates delivered during such year were prepared in compliance with this Agreement, except for such exceptions as it believes to be immaterial and such other exceptions as will be set forth in such firm's report. The accountants preparing such report shall obtain the prior agreement of the Deal Agent as to the methodology and procedures to be used by such accountants in preparing such report.

      SECTION 4.12 AMENDMENTS TO CONTRACT LIST.

      The Servicer will provide to the Deal Agent a written amendment to the Contract List or the Charged Off Contracts List (a) at any time necessary to make such list true and correct in all material respects and (b) in any event, promptly upon the removal of any Contract.

      SECTION 4.13 SUBSERVICERS.

      Subject to SECTION 9.5, (i) the initial Servicer shall be permitted to appoint any of its Affiliates as a subservicer under this Agreement; provided that the Servicer shall remain ultimately liable for all servicing obligations and (ii) the Backup Servicer may subservice any and all of its duties and responsibilities hereunder (whether or not such subservicer is an Affiliate of the Backup Servicer), including but not limited to its duties as successor Servicer hereunder should the Backup Servicer become the successor Servicer pursuant to SECTION 10.3; PROVIDED, that if the Backup Servicer in its capacity as Backup Servicer and/or successor Servicer shall remain ultimately liable for all its servicing obligations and backup servicing obligations.

      SECTION 4.14 YEAR 2000 COMPATIBILITY.

      The Servicer shall take all action necessary to assure that the Servicer's computer system is able to operate and effectively process data including dates on and after January 1, 2000. At the request of the Deal Agent, the Servicer shall provide assurance acceptable to the Deal Agent of the Servicer's Year 2000 compatibility.

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
      SECTION 4.15 DUTIES OF BACKUP SERVICER.

      (a) The Backup Servicer will perform the services set forth in this
SECTION 4.15 which shall not be delegated to the Servicer. The Backup Servicer will, on a periodic basis, perform the functions specified in this SECTION 4.15, provided that the Backup Servicer shall be entitled to request of and receive from the Deal Agent and the Servicer, as appropriate, all information necessary to conduct tests or make reports in a timely manner as specified below and, except as otherwise specified herein, the Backup Servicer shall be entitled to assume for all purposes that the information received by it is true, correct and complete, and the Backup Servicer shall be fully protected in relying upon such information without any independent investigation or audit to prove the facts stated therein.

      (b) Prior to each Distribution Date, the Backup Servicer shall review the Monthly Report and the tape by the Servicer pursuant to SECTION 12.3 for the Collection Period related thereto and shall determine that such Monthly Report is complete on its face.

      (c) Other than as specifically set forth elsewhere in this Servicing Agreement, the Backup Servicer shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer and shall have no liability for any action taken or omitted by the Servicer.

      (d) The Backup Servicer shall consult fully with the Servicer as may be necessary from time to time to perform or carry out the Backup Servicer's obligations hereunder, including the obligation, if requested by the Deal Agent, to succeed at any time to the duties and obligations of the Servicer as servicer under SECTION 10.3.

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
                                    ARTICLE V

              COLLECTION ACCOUNT, RESERVE ACCOUNT AND DISTRIBUTIONS


      SECTION 5.1 THE COLLECTION ACCOUNT.

      (a) The Servicer, for the benefit of the Secured Parties shall establish and maintain in the name of the Indenture Trustee, for the benefit of the Secured Parties, an Eligible Deposit Account known as the collection account (the "COLLECTION ACCOUNT"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. Such Collection Account shall have the following sub-accounts:

            (i) a sub-account established and maintained for the deposit of Class A Collections (the "CLASS A SUB-ACCOUNT"); and

            (ii) a sub-account established and maintained for the deposit of Class B Collections (the "CLASS B SUB-ACCOUNT").

      (b) The Collection Account shall be initially established with First Union National Bank. The Collection Account shall at all times be an Eligible Deposit Account. All amounts held in such account shall, to the extent permitted by applicable laws, rules and regulations, be invested at the written direction of the Issuer, by the bank or trust company maintaining the Collection Account in Eligible Investments. Should the Collection Account no longer be an Eligible Deposit Account, then the Servicer shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which the Secured Parties shall consent), with such bank's or trust company's assistance as necessary, cause the Collection Account to be moved to a bank or trust company such that the Collection Account will be an Eligible Deposit Account.

      (c) The Servicer shall have the power, revocable at any time by the Secured Parties following a material adverse change in the financial condition of the Servicer, to make withdrawals and payments from the Class A Sub-Account for the purpose of permitting the Servicer to carry out its duties as servicer hereunder.

      (d) No later than the Distribution Date in August 2000, the Transferor shall cause all amounts remaining in the collection account established in connection with the Loan and Security Agreement, net of amounts determined by First Union Securities, Inc. to be necessary to meet the payment obligations of the Transferor as the borrower under the Loan and Security Agreement (which shall be retained in such collection account; such net amount being the "COLLECTION ACCOUNT DEPOSIT AMOUNT"), to be deposited in the Class A Sub-Account and the Class B Sub-Account in such amounts as the Deal Agent and the Servicer may mutually agree, or if the Deal Agent and the Servicer shall fail to agree on the proper allocation of the Collection Account Deposit Amount, it shall be divided pro-rata, based upon the Class A Outstanding Amount and the Class B Outstanding Amount, each as of the Closing Date (such amounts being

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
the "CLASS A DEPOSIT AMOUNT" and the "CLASS B DEPOSIT AMOUNT", respectively). On the Distribution Date in August 2000, the Servicer shall (i) if the August 2000 Class A Distribution Amount exceeds the Class A Deposit Amount, transfer funds from the Class B Sub-Account to the Class A Sub-Account (the "CLASS A SUB-ACCOUNT ADJUSTMENT AMOUNT") or (ii) if the August 2000 Class B Distribution Amount exceeds the Class B Deposit Amount, transfer funds from the Class A Sub-Account to the Class B Sub-Account (the "CLASS B SUB-ACCOUNT ADJUSTMENT AMOUNT"). The Servicer shall notify the Deal Agent of the amount of any Class A Sub-Account Adjustment Amount or Class B Sub-Account Adjustment Amount in the Monthly Report delivered on the Determination Date in August 2000.

      SECTION 5.2 [RESERVED].

      SECTION 5.3 [RESERVED].

      SECTION 5.4 RESERVE ACCOUNT.

      (a) On the Closing Date, the Servicer shall establish and maintain with First Union National Bank, in the name of the Indenture Trustee, for the benefit of the Secured Parties, a segregated account (the "RESERVE ACCOUNT") bearing a designation clearly indicating that the funds on deposit therein are held for the benefit of the Indenture Trustee on behalf of the Secured Parties under this Agreement. Except as otherwise provided in this Agreement, the Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and in all proceeds thereof.

      (b) (i) To the extent that amounts received in respect of the Class A Collateral are not sufficient to make the distributions on any Distribution Date as set forth in Section 3.1(a)(A) through (G) of the Indenture, the Deal Agent (or the Servicer on the Deal Agent's behalf) shall withdraw an amount to cover such deficiency (each such withdrawal, a "REQUIRED RESERVE ACCOUNT WITHDRAWAL") and deposit such amount into the Class A Sub-Account on such Distribution Date.

            (ii) On the first Distribution Date after the occurrence of the Termination Date, the Deal Agent (or the Servicer on the Deal Agent's behalf) shall withdraw the Termination Date Withdrawal Amount from the Reserve Account and deposit such amount into the Class A Sub-Account on such Distribution Date.

      (c) If, on any Distribution Date prior to the occurrence of a Trigger Event or an Event of Default, after giving effect to all Required Reserve Account Withdrawals, the amount on deposit in the Reserve Account would exceed the Required Reserve Account Required Amount, such excess shall be released to the Issuer on such date.

      (d) All funds on deposit in the Reserve Account shall be invested in Eligible Investments at the written direction of the Deal Agent (or, if the Deal Agent shall so advise in writing, the Servicer).

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
                                   ARTICLE VI

                                   [RESERVED]

                                   ARTICLE VII

                                   [RESERVED]

                                  ARTICLE VIII

                                 THE TRANSFEROR

      SECTION 8.1 TRANSFER OF PARTNERSHIP INTEREST.

      The Transferor will not sell, contribute, transfer, convey, hypothecate, pledge, encumber or otherwise transfer any portion or all of its interest in, or any of its rights, duties or obligations as a general partner of, the Issuer; EXCEPT (a) with the prior written consent of the Deal Agent and (b) to the limited extent related to its duties and obligations as provided pursuant to the Management Agreement and the Administrative Services Agreement (as defined in the Issuer's limited partnership agreement).

      SECTION 8.2 CORPORATE EXISTENCE.

      (a) During the term of this Agreement, the Transferor will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its organization or formation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

      (b) During the term of this Agreement, the Transferor shall observe the applicable legal requirements for the recognition of the Transferor as a legal entity separate and apart from its Affiliates, including as follows:

            (i) the Transferor shall maintain corporate records and books of account separate and apart from those of each Transferor Party, any Affiliate and any other Person;

            (ii) except as otherwise provided in this Agreement, the Transferor shall not commingle its assets and funds with those of its Affiliates or of any other Person;

            (iii) the Transferor shall hold such appropriate meetings of its Board of Directors as are necessary to authorize all the Transferor's corporate actions required by law to be authorized by the Board of Directors, shall keep minutes of such meetings and observe all other customary corporate formalities;

            (iv) the Transferor shall at all times hold itself out to the public under the Transferor's own name as a legal entity separate and distinct from its Affiliates; and

            (v) all transactions and dealings between the Transferor and its Affiliates will be conducted on an arm's length basis.

      SECTION 8.3 LIABILITY OF TRANSFEROR; INDEMNITIES.

      The Transferor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Transferor under this Agreement and the representations made by the Transferor herein.

      (a) The Transferor shall indemnify, defend and hold harmless the Issuer, the Deal Agent, the Secured Parties, Backup Servicer and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and any of the Basic Documents (except any income or similar taxes measured by income, including without limitation, franchise taxes, arising out of fees or premiums paid to the Issuer, the Deal Agent, the Secured Parties, Backup Servicer or the Indenture Trustee and except any taxes to which the Issuer, Deal Agent, the Secured Parties, Backup Servicer or the Indenture Trustee may otherwise be subject), including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, federal or other income taxes arising out of distributions on the Notes) and costs and expenses in defending against the same.

      (b) The Transferor shall indemnify, defend and hold harmless the Issuer, the Deal Agent, the Secured Parties, Backup Servicer, and the Indenture Trustee from and against any loss, liability or reasonable expense incurred by reason of the Transferor's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement.

      (c) The Transferor shall indemnify, defend and hold harmless the Indenture Trustee, the Backup Servicer and its officers, directors, employees and agents from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the duties set forth herein and in the Basic Documents except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or negligence of the Indenture Trustee or the Backup Servicer, as the case may be.

      Indemnification under this Section shall survive the resignation or removal of the Backup Servicer or the Indenture Trustee and the termination of this Agreement or the Indenture, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation. If the Transferor shall have made any indemnity payments pursuant to this Section and

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
the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Transferor, without interest.

      SECTION 8.4 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, TRANSFEROR.

      Any Person (a) into which the Transferor may be merged or consolidated,
(b) which may result from any merger or consolidation to which the Transferor shall be a party or (c) which may succeed to the properties and assets of the Transferor substantially as a whole, which Person in any of the foregoing cases
(x) has a certificate of incorporation containing provisions relating to limitations on business and other matters substantially identical to those contained in the Transferor's certificate of incorporation and (y) executes an agreement of assumption to perform every obligation of the Transferor under this Agreement, shall be the successor to the Transferor hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; PROVIDED, HOWEVER, that (i) the Transferor shall have received the written consent of the Deal Agent prior to entering into any such transaction, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to SECTION 3.1 shall have been breached and no Servicer Termination Event, and no event which, after notice or lapse of time, or both, would become a Servicer Termination Event shall have happened and be continuing, (iii) the Transferor shall have delivered to the Indenture Trustee and the Deal Agent an Officers' Certificate and an Opinion of Counsel stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (iv) the Transferor shall have delivered to the Indenture Trustee and the Deal Agent an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Deal Agent for the benefit of the Secured Parties and Indenture Trustee, respectively, in the Contracts and other Collateral and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with CLAUSES (I), (II), (III) and (IV) above shall be conditions to the consummation of the transactions referred to in CLAUSES (A), (B) or (c) above.

      SECTION 8.5 LIMITATION ON LIABILITY OF TRANSFEROR AND OTHERS.

      The Transferor and any director or officer or employee or agent of the Transferor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under any Basic Document. The Transferor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

      SECTION 8.6 TRANSFEROR MAY OWN NOTES.

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
      The Transferor and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of the Notes with the same rights as it would have if it were not the Transferor or an Affiliate thereof, except as expressly provided herein or in any Basic Document. Notes so owned by the Transferor or such Affiliate shall have an equal and proportionate benefit under the provisions of the Basic Documents, without preference, priority, or distinction as among all of the Notes, but shall have no right to participate in any vote of Noteholders under the Indenture. The Transferor shall notify the Indenture Trustee promptly after it or any of its Affiliates become the owner or pledgee of a Note.

                                   ARTICLE IX

             THE SERVICER, BACKUP SERVICER AND COLLATERAL CUSTODIAN

      SECTION 9.1 REPRESENTATIONS OF SERVICER.

      The Servicer represents and warrants to the Deal Agent and the other Secured Parties as follows:

      (a) ORGANIZATION AND GOOD STANDING. The Servicer has been duly, organized and is validly existing and in good standing under the laws of Delaware, with all requisite corporate power and authority to own or lease its properties and to conduct its business as such business is currently conducted, and had at all relevant times, and now has, power and authority to enter into and perform its obligations pursuant to this Agreement;

      (b) DUE QUALIFICATION. The Servicer is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Contracts as required by this Agreement) requires or shall require such qualifications, licenses or approvals;

      (c) POWER AND AUTHORITY. The Servicer (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and the other Basic Documents to which it is a party, (B) carry out the terms of this Agreement and the other Basic Documents to which the Servicer is a party and
(ii) has been duly authorized by all necessary corporate action required for the execution, delivery and performance of this Agreement and the other Basic Documents to which it is a party;

      (d) BINDING OBLIGATION. This Agreement and the Basic Documents to which the Servicer is a party, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Servicer enforceable against the Servicer in accordance with its respective terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the equity, regardless of whether such enforceability is considered in a proceeding in equity or law;

      (e) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the other Basic Documents to which the Servicer is a party, and the fulfillment of the terms of this Agreement and the Basic Documents to which the Servicer is a party, will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or on any other contractual obligation of the Servicer, (ii) result in the creation or imposition of any Lien upon any of the Servicer's properties pursuant to the terms of any contractual obligation, other than this Agreement, or (iii) violate any Applicable Law;

      (f) NO PROCEEDINGS. There is no litigation, proceedings or investigations pending or, to the Servicer's knowledge, threatened against the Servicer, before any Governmental Authority (i) asserting the invalidity of this Agreement or any of the Basic Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, or
(iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of this Agreement or any of the Basic Documents;

      (g) APPROVALS. All approvals, authorizations, consents, order or other actions of any Person, or of any Governmental Authority (if any) required for the due, the execution, delivery and performance by the Servicer of this Agreement and any other Basic Document to which the Servicer is a party shall have been obtained;

      (h) REPORTS ACCURATE. All Servicer certificates and other written and electronic information, exhibits, financial statements, documents, books, records or reports furnished by the Servicer to the Deal Agent in connection with this Agreement or in connection with any other Basic Document are accurate, true and correct.

      SECTION 9.2 LIABILITY OF SERVICER, INDEMNITIES.

      (a) The Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

      (b) The Servicer shall defend, indemnify and hold harmless the Issuer, the Indenture Trustee, the Backup Servicer, the Deal Agent, the Transferor, their respective officers, directors, agents and employees, and the Noteholders from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Servicer of any Financed Vehicle.

      (c) The Servicer shall indemnify, defend and hold harmless the Issuer, the Indenture Trustee, the Backup Servicer, the Deal Agent, the Transferor, their respective officers, directors, agents and employees and the Noteholders from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any taxes asserted with respect to the sale of the Contracts to the Issuer, the issuance and original sale of the Notes, or the ownership of the Contracts) and costs and expenses in defending against the same.

      (d) The Servicer shall indemnify, defend and hold harmless the Issuer, the Indenture Trustee, the Backup Servicer, the Deal Agent, the Transferor, their respective officers, directors, agents and employees and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Issuer, the Indenture Trustee, the Backup Servicer, the Deal Agent, the Transferor, or the Noteholders by reason of the breach of this Agreement by the Servicer, the negligence, willful misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement or any of the Basic Documents.

      (e) The Servicer shall indemnify, defend and hold harmless the Indenture Trustee, and its respective officers, directors, agents and employees, from and against all loss, liability or expense incurred without willful misfeasance, negligence, or bad faith on its part arising out of or in connection with the acceptance or administration of the Collateral, including the costs and expenses of defending itself against any claim or liability in connection with the exercise of any of its powers or duties under the Basic Documents.

      (f) Indemnification under this Article shall survive the termination of this Agreement and shall survive the early resignation or removal of any of the parties hereto and shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest. Notwithstanding any other provision of this Agreement, FISC's obligations as Servicer under this
SECTION 9.2 shall not terminate or be deemed released upon the resignation or termination of FISC as the Servicer and shall survive any termination of this Agreement.

      SECTION 9.3 MERGER OR CONSOLIDATION OF OR ASSUMPTION OF THE OBLIGATIONS OF THE SERVICER, BACKUP SERVICER OR COLLATERAL CUSTODIAN.

      (a) The Servicer shall not merge or consolidate with any other person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to the Servicer's business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of the Servicer contained in this Agreement. Any corporation (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; PROVIDED, HOWEVER, that nothing contained herein shall be deemed to release the Servicer from any obligation. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 9.3(a) to the Indenture Trustee, the Noteholders, and the Deal Agent. Notwithstanding the foregoing, the Servicer shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Servicer's business, unless (x) immediately after giving effect to such transaction, no representation, warranty or covenant made pursuant to SECTION 4.7 or SECTION 9.1 shall have been breached (for purposes hereof, such covenants, representations and warranties shall speak as of the date of the consummation of such transaction), (y) the Servicer shall have delivered to the Indenture Trustee and the Deal Agent a certificate signed by a Responsible Officer and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this SECTION 9.3(A) and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) the Servicer shall have delivered to the Indenture Trustee and the Deal Agent an Opinion of Counsel, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Deal Agent for the benefit of the Secured Parties in the Contracts and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

      (b) Any Person (i) into which the Backup Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Backup Servicer shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer, or (iv) succeeding to the business of the Backup Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Backup Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; PROVIDED, HOWEVER, that nothing contained herein shall be deemed to release the Backup Servicer or the surviving entity from any obligation.

      (c) Any Person (i) into which the Collateral Custodian may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Collateral Custodian shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Collateral Custodian, or (iv) succeeding to the business of the Collateral Custodian, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Collateral Custodian under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Collateral Custodian under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; PROVIDED, HOWEVER, that nothing contained herein shall be deemed to release the Collateral Custodian or the surviving entity from any obligation.

      SECTION 9.4 LIMITATION ON LIABILITY OF SERVICER, BACKUP SERVICER, COLLATERAL CUSTODIAN AND OTHERS.

      (a) Neither FISC (in its individual capacity and as Servicer), the Backup Servicer, the Collateral Custodian nor any of the directors or officers or employees or agents of FISC, the Backup Servicer or the Collateral Custodian shall be under any liability to the Issuer, Deal Agent or the Noteholders, except as provided in this Agreement, for any action taken or for remaining from the taking of any action pursuant to this Agreement; PROVIDED, HOWEVER, that this provision shall not protect FISC, the Backup Servicer, the Collateral Custodian or any such person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence (excluding errors in judgment) in the performance of duties, by reason of reckless disregard of obligations and duties under this Agreement or any violation of law by the Servicer, Backup Servicer, Collateral Custodian or such person, as the case may be.

      (b) Notwithstanding anything herein to the contrary, the Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement, and the Indenture Trustee, the Transferor, the Issuer, the Deal Agent and the Noteholders shall look only to the Servicer to perform such obligations. The Backup Servicer and the Collateral Custodian shall perform such duties and only such duties as are specifically set forth in the Basic Documents, and no implied covenants or obligations shall be read into the Basic Documents against the Backup Servicer or the Collateral Custodian, as the case may be.

      (c) The parties expressly acknowledge and consent to Wells Fargo Bank Minnesota, National Association acting in the possible capacity of Backup Servicer or successor Servicer, Collateral Custodian and Indenture Trustee. Wells Fargo Bank Minnesota, National Association may, in each such capacity, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by Wells Fargo Bank Minnesota, National Association of express duties set forth in this Agreement in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto and the Noteholders, except in the case of gross negligence and willful misconduct by Wells Fargo Bank Minnesota, National Association.

      SECTION 9.5 DELEGATION OF DUTIES.

      The Servicer may delegate duties under this Agreement to an Affiliate of FISC, with the prior written consent of the Deal Agent and the Indenture Trustee. The Servicer also may at any time perform through subcontractors the specific duties of (a) repossession of Financed Vehicles, and (b) pursuing the collection of deficiency balances on certain Liquidated Contracts, in each case, without the consent of the Deal Agent, the Indenture Trustee or any other Person, and may perform other specific duties through such subcontractors in accordance with the Servicer's customary servicing policies and procedures, with the prior consent of the Deal Agent; PROVIDED, HOWEVER, that no such delegation or subcontracting of duties by the Servicer shall relieve the Servicer of its primary responsibility with respect to such duties.

      SECTION 9.6 SERVICER AND BACKUP SERVICER NOT TO RESIGN.

      (a) Subject to the provisions of SECTION 9.3, neither the Servicer nor the Backup Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Backup Servicer, as the case may be, except upon a determination by such party that (a) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (b) there is no reasonable action that the Servicer or the Backup Servicer, as the case may be, could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Servicer or the Backup Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Indenture Trustee and the Deal Agent. No resignation of the Servicer shall become effective until the Backup Servicer or an entity acceptable to the Deal Agent shall have assumed the responsibilities and obligations of the Servicer. No resignation of the Backup Servicer shall become effective until an entity acceptable to the Deal Agent shall have assumed the responsibilities and obligations of the Backup Servicer.

      SECTION 9.6A RESIGNATION BY AND REMOVAL OF THE COLLATERAL CUSTODIAN; SUCCESSOR COLLATERAL CUSTODIAN.

      (a) The Collateral Custodian may at any time resign and terminate its obligations as Collateral Custodian under this Agreement upon at least 45 days prior written notice to the Servicer and Deal Agent. Promptly after receipt of notice of the Collateral Custodian's resignation, the Servicer shall appoint, by written instrument, a successor Collateral Custodian, subject to prior written approval by the Deal Agent. If the Servicer fails to appoint a successor within 30 days, the Deal Agent shall appoint a successor Collateral Custodian. If both the Servicer and the Deal Agent fail to appoint a successor Collateral Custodian pursuant to the terms hereof, the Collateral Custodian may petition a court of competent jurisdiction to appoint a successor Collateral Custodian. One original counterpart of such instrument of appointment shall be delivered to the Servicer, the Collateral Custodian and the successor Collateral Custodian.

      (b) The Deal Agent, with or without cause, upon at least 30 days' written notice to the Collateral Custodian and with the prior written consent of the Servicer, which consent shall not be unreasonably withheld, may remove and discharge the Collateral Custodian (or any successor Collateral Custodian thereafter appointed) from the performance of its obligations under this Agreement. A copy of such notice shall be delivered to the Servicer. Promptly after the giving of notice of removal of the Collateral Custodian, the Deal Agent shall appoint, by written instrument, a successor Collateral Custodian which shall be reasonably acceptable to the Servicer. The compensation payable to such successor Collateral Custodian shall be on terms not more favorable to such successor Collateral Custodian than pursuant to Sections 3.1 and 6.7 of the Indenture. One original counterpart of such instrument of appointment shall be delivered to each of the Servicer, and to each of the Collateral Custodian and the successor Collateral Custodian.

      (c) No resignation or removal of the Collateral Custodian and no appointment of a successor Collateral Custodian under this SECTION 9.6A shall become effective until the acceptance of a successor Collateral Custodian hereunder.

      (d) In the event of any such resignation or removal, the Collateral Custodian shall promptly transfer to the successor Collateral Custodian, as directed in writing by the Deal Agent, all of the Collateral Custodian's Contract Files being administered pursuant to this Agreement and, to the extent and in the manner directed by the Deal Agent, the Collateral Custodian shall complete any Lien Certificate or related note endorsements relating to the Contracts at the expense of the Servicer.

      SECTION 9.7 REPRESENTATIONS AND WARRANTIES OF THE BACKUP SERVICER AND COLLATERAL CUSTODIAN.

      Each of the Backup Servicer and the Collateral Custodian represents and warrants to the Deal Agent and the other Secured Parties as follows:

      (a) ORGANIZATION. It is a national banking association duly organized, validly existing and authorized to engage in a banking business under the federal laws of the United States of America;

      (b) POWER AND AUTHORITY. It (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and the other Basic Documents to which it is a party, (B) carry out the terms of this Agreement and the other Basic Documents to which the Backup Servicer is a party and (ii) has been duly authorized by all necessary corporate action required for the execution, delivery and performance of this Agreement and the other Basic Documents to which it is a party;

      (c) BINDING OBLIGATION. This Agreement and the Basic Documents to which the it is a party, when duly executed and delivered, shall constitute its legal, valid and binding obligations enforceable against it in accordance with its respective terms;

      (d) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the other Basic Documents to which it is a party, and the fulfillment of the terms of this Agreement and the Basic Documents to which it is a party, will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the its articles of incorporation or bylaws, or on any of its other contractual obligations, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any contractual obligation, other than this Agreement, or (iii) violate any Applicable Law;

      (e) NO PROCEEDINGS. There is no litigation, proceedings or investigations pending or, to the Servicer's knowledge, threatened against it, before any Governmental Authority (i) asserting the invalidity of this Agreement or any of the Basic Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Basic

Documents, or (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of this Agreement or any of the Basic Documents;

      (f) APPROVALS. All approvals, authorizations, consents, order or other actions of any Person, or of any Governmental Authority (if any) required for the due, the execution, delivery and performance by the Backup Servicer of this Agreement and any other Basic Document to which it is a party shall have been obtained;

      (g) REPORTS ACCURATE. All certificates and other written and electronic information, exhibits, financial statements, documents, books, records or reports furnished by it to the Deal Agent in connection with this Agreement or in connection with any other Basic Document are accurate, true and correct.

                                    ARTICLE X

                                     DEFAULT

      SECTION 10.1 SERVICER TERMINATION EVENT.

      (a) Each of the following events shall constitute a Servicer Termination
Event:

            (i) Any failure by the Servicer to make any payment under this Agreement required to be made by the Servicer when due and such failure continues for a period of two (2) Business Days.

            (ii) Failure on the part of the Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or any other Basic Document, which failure shall continue unremedied for a period of 30 days (if such failure can be remedied) after the earlier to occur of (A) the date on which written notice of such failure is given, or (B) the date of actual knowledge thereof by an officer of the Servicer.

            (iii) (a) Any representation or warranty of the Servicer in this Agreement or any other Basic Document is discovered to be untrue in any material respect or any statement or certificate furnished by the Servicer pursuant hereto or thereto is discovered to be untrue in any material respect on the date as of which the facts therein set forth or certified were deemed to have been made and (b) such representation, warranty, statement or certificate shall remain uncured for a period of thirty (30) days from the earliest to occur of (A) the date on which written notice of such misrepresentation is given, or (B) the date of actual knowledge of such misrepresentation by an officer of the Issuer or the Deal Agent, as the case may be.

            (iv) A bankruptcy, insolvency or similar event occurs with respect to the Servicer.

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
            (v) On or after the Closing Date, any Change in Control of the Servicer occurs without the prior written consent of the Deal Agent.

      (b) Upon the occurrence of one or more Servicer Termination Events, the Deal Agent may and upon instruction from the Noteholders shall (i) collect and receive all further payments made on the Collateral, (ii) instruct the Obligors to make payments to a lock-box or other location designated by the Deal Agent,
(iii) control deposits to and disbursements from the Collection Account, (iv) require any payments received by the Servicer or the Issuer to be paid promptly over to an account specified by the Deal Agent or (v) terminate the rights of the Servicer, by written notice to the Servicer (a "SERVICER TERMINATION NOTICE") and direct the Backup Servicer, by written notice to assume the duties of the Servicer under this Agreement.

      SECTION 10.2 [RESERVED].

      SECTION 10.3 APPOINTMENT OF SUCCESSOR.

      (a) On and after (i) the time the Servicer receives a notice of termination pursuant to SECTION 10.1(B) or (ii) upon the resignation of the Servicer pursuant to SECTION 9.6, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Termination Notice or if no such date is specified, until a date mutually agreed upon by the Servicer and the Deal Agent. At the time described in the immediately preceding sentence, the Backup Servicer shall be the successor and shall on such date assume all obligations, rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement except as otherwise stated herein. In the event that the Backup Servicer is unable to assume such obligations on such date, the Deal Agent shall as promptly as possible appoint a successor servicer (the "SUCCESSOR SERVICER"), and the Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Deal Agent. In the event that a Successor Servicer has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Deal Agent shall petition a court of competent jurisdiction to appoint any established financial institution whose regular business includes the servicing of contracts similar to the Contracts serviced by the Successor Servicer hereunder.

      (b) Upon its appointment, the Backup Servicer or the Successor Servicer, as applicable, shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Backup Servicer or the Successor Servicer, as applicable; provided, however, that the successor Servicer, if the Backup Servicer, its successors or assigns, shall have (i) no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer, (ii) no obligation to perform any repurchase or advancing obligations, if any, of the Servicer, (iii) no obligation to pay any taxes required to be paid by the Servicer under any of the Basic Documents, (iv) no obligation to pay any of the fees

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
and expenses of any other party involved in this transaction and (v) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer including the original Servicer.

      (c) The Servicer agrees to cooperate with the Issuer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing on the Contracts and to transfer such responsibilities and rights to the Backup Servicer or the Successor Servicer, as applicable.

      (d) Upon the Backup Servicer receiving notice that it is required to serve as the Servicer hereunder pursuant to SECTION 10.1(B), the Backup Servicer will promptly begin the transition to its role as the Servicer.

       (e) If the Backup Servicer become a successor Servicer it shall be entitled to compensation pursuant to SECTION 4.9(B). If a Successor Servicer is appointed as a result of the Backup Servicer's refusal (in breach of the terms of this Agreement) to act as Servicer although it is legally able to do so, the Deal Agent and such Successor Servicer may agree on commercially reasonable additional compensation to be paid to such Successor Servicer by the Backup Servicer, which commercially reasonable additional compensation shall be paid by such breaching Backup Servicer in its individual capacity and solely out of its own funds. If any Successor Servicer is appointed for any reason other than the Backup Servicer's refusal to act as Servicer although legally able to do so, then the Deal Agent and such Successor Servicer may agree on additional compensation to be paid to such successor Servicer.

                                   ARTICLE XI

                                   [RESERVED]

                                   ARTICLE XII

                      ADMINISTRATIVE DUTIES OF THE SERVICER

      SECTION 12.1 ADMINISTRATIVE DUTIES.

      (a) DUTIES WITH RESPECT TO THE INDENTURE. The Servicer shall perform all its duties and the duties of the Issuer under the Indenture. In addition, the Servicer shall consult with the Indenture Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Indenture. The Servicer shall monitor the performance of the Issuer and shall advise when action is necessary to comply with the Issuer's duties under the Indenture. The Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture, including, without limitation, pursuant to Sections 2.7, 3.5, 3.6, 3.7. 3.9, 3.10, 3.17, 5.1, 7.1, 8.3, 9.2, 9.3, 11.1 and 11.5 of
the Indenture.

      (b) DUTIES WITH RESPECT TO THE ISSUER.

            (i) In addition to the duties of the Servicer set forth in this Agreement or any of the Basic Documents, the Servicer shall perform such calculations and shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents or under state and federal tax and securities laws. In accordance with the directions of the Issuer, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer and are reasonably within the capability of the Servicer.

            (ii) Without imposing upon the Servicer any obligation in respect of the determination of the applicability of withholding tax on payments to Noteholders, or the amount of any such withholding tax, the Servicer shall notify the Indenture Trustee in the event that the Servicer determines that a withholding tax has been imposed upon payments by the Issuer to Noteholders.

            (iii) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; PROVIDED, HOWEVER, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Servicer's opinion, no less favorable to the Issuer in any material respect.

      (c) NON-MINISTERIAL MATTERS. With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this ARTICLE XII unless within a reasonable time before the taking of such action, the Servicer shall have notified the Issuer and the Deal Agent of the proposed action and with respect to items listed below, the Deal Agent shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

            (A) the amendment of or any supplement to the Indenture;

            (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Contracts);

            (C) the amendment, change or modification of this Agreement or any of the Basic Documents;

            (D) the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Servicers or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

      (d) EXCEPTIONS. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Basic Documents, the Servicer, in its capacity as such hereunder shall not be obligated to, and shall not, (i) make any payments to the Noteholders under the Basic Documents,
(ii) sell any of the Collateral, (iii) take any other action that the Issuer directs the Servicer not to take on its behalf or (iv) in connection with its duties hereunder assume any indemnification obligation of any other Person.

      (e) The Backup Servicer or any successor Servicer shall not be responsible for any obligations or duties of the Servicer under SECTION 12.1.

      SECTION 12.2 RECORDS.

      The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer at any time during normal business hours.

      SECTION 12.3 REPORTING.

      (a) MONTHLY REPORT. On each Determination Date, the Servicer will provide to the Issuer, the Deal Agent, the Indenture Trustee and the Backup Servicer a monthly statement, (a "MONTHLY REPORT") identifying, (i) the Class A Collateral and the Class A Collections received during the Related Collection Period and
(ii) the Class B Collateral and the Class B Collections received during the Related Collection Period, signed by a Responsible Officer of the Servicer and substantially in the form of EXHIBIT D.

      (b) SERVICER'S CERTIFICATE. The Servicer shall submit to the Issuer, the Deal Agent, the Indenture Trustee and the Backup Servicer, the Servicer's Certificate and notice of any Servicer Termination Event at such times as required pursuant to SECTION 4.10.

      (c) MONTHLY TAPE. Within ten calendar days following the last day of each Collection Period, the Servicer shall forward to the Backup Servicer, via reputable overnight courier or electronic transmission, a computer diskette in a format mutually acceptable to the Servicer and the Backup Servicer, of its computerized records reflecting (i) all collections received during such Collection Period with respect to the Contracts, (ii) the Principal Balance of the Contracts as of the last day of the Collection Period, (iii) information as of the last day of such Collection Period regarding the number of Defaulted Contracts, (iv) the number of repossessed Financed Vehicles and the number of sales of repossessed Financed Vehicles as of the last day of such Collection Period and (v) all other information necessary for the Backup Servicer to perform its duties under SECTION 4.15.

      (d) FINANCIAL STATEMENTS. The Servicer will submit or cause to be submitted to the Deal Agent, the Indenture Trustee and the Backup Servicer, within 45 days of the end of each of its fiscal quarters, commencing July 31, 2000, its unaudited financial statements as of the end of each such fiscal quarter. The Servicer will submit or cause to be submitted to the Deal Agent, the Indenture Trustee and the Backup Servicer, within 90 days of the end of each of its fiscal years, commencing April 30, 2001 its audited financial statements as of the end of each such fiscal year. To the extent that the financial statements of the Servicer shall be consolidated in the financial statements of First Investors Financial Services Group, Inc. in accordance with GAAP, the Servicer may provide the financial statements of First Investors Financial Services Group, Inc. in satisfaction of its reporting requirements in this
SECTION 12.3(C).

      SECTION 12.4 ADDITIONAL INFORMATION TO BE FURNISHED TO THE ISSUER.

      The Servicer shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

      SECTION 13.1 AMENDMENT.

      (a) This Agreement may be amended from time to time by the parties hereto, with the consent of the Indenture Trustee (which consent may not be unreasonably withheld), without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement, to comply with any changes in the Internal Revenue Code of 1986, as amended, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; PROVIDED, HOWEVER, that such action shall not adversely affect in any material respect the interests of any Noteholder.

      This Agreement may also be amended from time to time by the parties hereto, with the consent of the Indenture Trustee, the Deal Agent and at least a majority of the Noteholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; PROVIDED, HOWEVER, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts or distributions that shall be required to be made for the benefit of the Noteholders without the consent of the Deal Agent and of each Noteholder affected thereby or (b) reduce the aforesaid percentage of the outstanding principal amount of the Notes, without the consent of the Deal Agent and the Noteholders.

      (b) Prior to the execution of any amendment or modification to this Agreement, the Indenture Trustee shall be entitled to an Opinion of Counsel, stating that: (i) such amendment is authorized pursuant to this Agreement, and complies therewith; and (ii) all conditions precedent to the execution, delivery and performance of such amendment shall have been satisfied.

      (c) It shall not be necessary for the consent of Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of any action by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee, may prescribe, including the establishment of record dates.

      SECTION 13.2 PROTECTION OF RIGHT, TITLE AND INTEREST IN COLLATERAL.

      (a) The Transferor shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and the interests of the Issuer and the Deal Agent for the Benefit of the Secured Parties in the Collateral and in the proceeds thereof. The Transferor shall deliver (or cause to be delivered) to the Indenture Trustee and the Deal Agent for the benefit of the Secured Parties file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

      (b) Neither the Transferor nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of ss. 9-402 of thE UCC, unless it shall have given the Indenture Trustee and the Deal Agent for the benefit of the Secured Parties at least 30 days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements. Promptly upon such filing, the Transferor or the Servicer, as the case may be, shall deliver an Opinion of Counsel in form and substance reasonably satisfactory to the Deal Agent, stating either that (i) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Deal Agent for the benefit of the Secured Parties in the Collateral, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) no such action shall be necessary to preserve and protect such interest.

      (c) Each of the Transferor and the Servicer shall have an obligation to give the Issuer, the Indenture Trustee and the Deal Agent at least 30 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Servicer shall at all times maintain each office from which it shall service Contracts, and its principal executive office, within the United States of America.

      (d) The Servicer shall maintain accounts and records as to each Contract accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Contract, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Contract and the amounts from time to time deposited in the Class A Sub-Account in respect of such Contract.

      (e) The Servicer shall maintain its computer systems so that, from and after the time of sale of the Contracts to the Issuer under this Agreement, the Servicer's master computer records (including any backup archives) that refer to a Contract shall indicate clearly the interest of the Issuer in such Contract and that such Contract is owned by the Issuer. Indication of the Issuer's interest in a Contract shall be deleted from or modified on the Servicer's computer systems when, and only when, the related Contract shall have been paid in full or repurchased by the Transferor or the Servicer.

      (f) If at any time the Transferor or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Contract, shall indicate clearly that such Contract has been sold and is owned by the Issuer unless such Contract has been paid in full or repurchased by the Transferor or the Servicer.

      SECTION 13.3 NOTICES.

      All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five days after being deposited in the United States mail, first class postage prepaid, (b) notice by telex, when telexed against receipt of answer back, or (c) notice by facsimile copy, when verbal communication of receipt is obtained.

      SECTION 13.4 ASSIGNMENT.

      The rights of the Deal Agent and the Secured Parties under this Agreement, the Notes, the Collateral and all other rights hereunder and thereunder may be assigned to any Person without the consent of the Transferor or the Issuer. The Documents shall inure to the benefit of and be binding on the respective successors and assigns of the parties hereto. This Agreement and/or any rights or obligations hereunder may not be assigned by the Transferor, the Servicer or the Issuer without the prior written consent of the Deal Agent (which consent shall be granted in the Deal Agent's sole discretion).

      SECTION 13.5 THE NIM COLLATERAL.

      (a) The Servicer represents that it is the servicer of all of the automobile and light truck installment sales contracts subject to the ALAC Securitizations.

      (b) The Servicer represents that no Servicer Termination Event, or event that upon the giving of notice or passage of time could result in the occurrence of a Servicer Termination Event, has occurred under any ALAC Securitization.

      (c) Except as listed on EXHIBIT H hereto, the Servicer represents that no "Default" or event that upon the giving of notice or passage of time could result in a "Default" under the Master Spread Account Agreement (as defined in the NIM Collateral Purchase Agreement) has occurred.

      (d) Except as listed on EXHIBIT H hereto, the Servicer and ALACRC each represents that it is not in default of any of its duties or obligations under or in connect with any of the ALAC Securitizations.

      (e) ALACRC represents that Financial Security Assurance, Inc. ("FSA") has not foreclosed upon its lien upon the capital stock of ALACRC, no event has occurred that would give FSA the right to so foreclose and no event that, but for the delivery of notice or the passage of time, would give FSA such right to foreclose has occurred.

      (f) The Servicer hereby covenants and agrees that it will (1) use its best efforts to service all of the automobile and light truck installment sales contracts subject to the ALAC Securitizations in such a manner as to (i) at all times comply with all of its duties and/or obligations under all of the documents executed and/or delivered in connection with each of the ALAC Securitizations and (ii) maximize the cash collections of such contracts, (2) timely enforce its right to receive the servicing fee under each of the ALAC Securitizations and (3) not pledge or hypothecate any of the shares of stock of ALACRC or transfer any interest therein to any Person, except to the Collateral Agent on behalf of the Indenture Trustee for the benefit of the Secured Parties. The Servicer shall pledge the shares of ALACRC to the Collateral Agent within 30 days of the payment in full of all of the notes issued pursuant to each of the ALAC Securitizations.

      (g) ALACRC hereby covenants and agrees that, unless it has received the prior written consent of the Deal Agent, it will not (i) exercise any right to purchase any of the automobile or light truck installment sales contracts or related collateral subject to any ALAC Securitization (the "CLEANUP CALL RIGHT")
(ii) sell, transfer, contribute, pledge, assign, hypothecate or otherwise convey to any Person any portion or all of such Cleanup Call Right, (iii) take any action in furtherance of, any of agreement or other arrangement that could have the effect of accomplishing any of the actions described in clauses (i) or (ii) of this SUBSECTION (G), (iv) agree to permit to exist any liens, other than pursuant to the documents relating to the ALAC Securitizations, on any portion of the Certificates or the Spread Accounts, (v) distribute to any Person any amount received in respect of any of the Certificates or the Spread Accounts, except as permitted by the documents relating to the ALAC Securitizations and the Basic Documents, (vi) transfer any or all of the Certificates, (vii) amend, modify or restate any provision or all of its articles of incorporation or
(viii) amend, modify or restate any provision or all of the documents relating to the ALAC Securitizations.

      (h) The Servicer hereby covenants and agrees that, unless it has received the prior written consent of the Deal Agent, it will not (i) sell, transfer, contribute, pledge, assign, hypothecate or otherwise convey to any Person any portion or all of its rights as Servicer under the ALAC Securitizations, (ii) transfer, assign or delegate any of duties or obligations under or in connection with any of the ALAC Securitizations, (iii) resign or otherwise terminate its duties or obligations, in whole or in part, as servicer under any of the ALAC Securitizations or (iv) enter into, or take any action in furtherance of, any agreement or other arrangement that could have the effect of accomplishing any of the actions described in clauses (i) through (iii) of this SUBSECTION (H).

      SECTION 13.6 SEVERABILITY.

      Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 13.7 EXECUTION IN COUNTERPARTS.

      This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter delivered by any Transferor Party to the Deal Agent and the Noteholders.

      SECTION 13.8 HEADINGS.

      The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

      SECTION 13.9 GOVERNING LAW.

      THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      SECTION 13.10 [RESERVED]

      SECTION 13.11 NONPETITION COVENANTS.

      (a) Notwithstanding any prior termination of this Agreement, each of the parties hereto (other than the Deal Agent) agrees that it shall not, prior to the date which is one year and one day after the payment in full in cash of the all amounts owed to the Noteholders, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

      (b) Notwithstanding any prior termination of this Agreement, each of the parties hereto (other than the Deal Agent) agrees that it shall not, prior to the date that is one year and one day after the termination of this Agreement with respect to the Transferor, acquiesce to, petition or otherwise invoke or cause the Transferor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Transferor under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Transferor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Transferor.

      SECTION 13.12 LIMITATION OF LIABILITY.

      The Issuer shall be responsible for and all of the parties hereto (other than the Servicer for actions it takes) and the Deal Agent and each secured party is hereby released from any claim or liability in connection with (a) safekeeping any Collateral; (b) any loss or damage to any Collateral; or (c) any diminution in value of the Collateral.

      SECTION 13.13 [RESERVED].

      SECTION 13.14 [RESERVED].

      SECTION 13.15 ENTIRE AGREEMENT.

      This Agreement and the Basic Documents contain the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements between them, oral or written, of any nature whatsoever with respect to the subject matter hereof.

      SECTION 13.16 CONSENT TO SERVICE.

      Each party irrevocably consents to the service of process by registered or certified mail, postage prepaid, to it at its address given pursuant to SECTION 12.7.

      SECTION 13.17 [RESERVED].

      SECTION 13.18 RECOURSE AGAINST CERTAIN PARTIES.

      (a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of any Secured Party as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any manager or administrator of such Secured Party or any incorporator, affiliate, stockholder, officer, employee or director of such Secured Party or of any such manager or administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; IT BEING EXPRESSLY AGREED AND UNDERSTOOD that the agreements of such Secured Party contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such Secured Party, and that no personal liability whatsoever shall attach to or be incurred by any manager or administrator of such Secured Party or any incorporator, stockholder, affiliate, officer, employee or director of such Secured Party or of any such manager or administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of such Secured Party contained in this Agreement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of every such manager or administrator of such Secured Party and each incorporator, stockholder, affiliate, officer, employee or director of such Secured Party or of any such administrator, or any of them, for breaches by such Secured Party of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

      (b) Notwithstanding anything in this Agreement or any other Document to the contrary, VFCC shall have an obligation to pay any amount required to be paid by it hereunder or thereunder in excess of any amount available to VFCC after paying or making provision for the payment of its Commercial Paper Notes. All payment obligations of VFCC hereunder are contingent upon the availability of funds in excess of the amounts necessary to pay Commercial Paper Notes; and each of the parties hereto agrees that it shall not have a claim against VFCC under Section 101(5) of the Bankruptcy Code if and to the extent that any such payment obligation exceeds the amount available to VFCC to pay such amounts after paying or making provision for the payment of its Commercial Paper Notes.

      (c) The provisions of this SECTION 13.18 shall survive the termination of this Agreement.

      SECTION 13.19 SUBMISSION TO JURISDICTION; WAIVER OF TRIAL BY JURY.

      With respect to any claim arising out of this Agreement, to the fullest extent permitted by law:

      (a) each party irrevocably submits to the non-exclusive jurisdiction of the state courts of , and the federal courts located within, the State of New York, New York County, and

      (b) each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party.

      (c) EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

      SECTION 13.20 CERTAIN FEES, COSTS AND EXPENSES.

      In addition to costs and expenses described elsewhere in this Agreement, Issuer agrees to pay on demand all reasonable costs and expenses of the Deal Agent and each Secured Party, including without limitation:

      (a) all costs and expenses in connection with the preparation, review, negotiation, execution and delivery of any waiver, amendment, restatement, replacement or modification of the Basic Documents, and the other documents to be delivered in connection therewith (excluding any Hedging Agreement), or any amendments, extensions and increases to any of the foregoing (including, without limitation, with respect to the preparation, review, negotiation, execution and delivery of any waiver, amendment, restatement, replacement or modification of the Basic Documents, reasonable attorneys' fees and reasonable out-of-pocket expenses), PROVIDED, however, that the Deal Agent shall be responsible for all of the costs and expenses incurred by it and VFCC in connection with the preparation, review, negotiation, execution and delivery of the Basic Documents;

      (b) all losses, costs and expenses in connection with the enforcement, protection and preservation of the rights or remedies of the Secured Parties under the Basic Documents and any Hedging Agreement, or any other agreement relating thereto, or in connection with legal advice relating to the rights or responsibilities of the Secured Parties (including without limitation court costs, reasonable attorneys' fees and expenses of accountants and appraisers); and

      (c) any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of the Basic Documents, and all liabilities to which the Deal Agent may become subject as the result of delay in paying or omission to pay such taxes.

      In the event Issuer shall fail to pay taxes, insurance, assessments, costs or expenses which it is required to pay hereunder, or fails to keep the Collateral free from security interests or Liens (except as expressly permitted herein), or fails to maintain the Collateral as required hereby, the Deal Agent in its discretion, may make expenditures for such purposes and the amount so expended (including reasonable attorneys' fees and expenses, filing fees and other charges) shall be payable by Issuer on demand and shall constitute part of the Indebtedness owing hereunder.

      Issuer shall promptly pay all amounts required to be paid under this
SECTION 13.20. The Issuer's obligations under this Section shall survive termination of this Agreement.

      SECTION 13.21 CONFIDENTIALITY.

      (a) Each of the Deal Agent, the Secured Parties, the Servicer, the Indenture Trustee, the Backup Servicer, the Collateral Custodian and the Transferor shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Agreement and all information with respect to the other parties, including all information regarding the business of the Transferor and the Servicer hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, attorneys, investors, potential investors and the agents of such Persons ("EXCEPTED PERSONS"), PROVIDED, HOWEVER, that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Deal Agent, the Secured Parties, the Servicer, the Indenture Trustee, the Backup Servicer, the Collateral Custodian and the Transferor that such information shall be used solely in connection with such Excepted Person's evaluation of, or relationship with, the Transferor and its affiliates, (ii) except as permitted under the following clauses (iii) and (iv) disclose the existence of the Agreement, but not the financial terms thereof, (iii) disclose such information as is required by Applicable Law and (iv) disclose the Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Basic Documents or any Hedging Agreement for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Basic Documents or any Hedging Agreement. It is understood that the financial terms that may not be disclosed except in compliance with this SECTION 13.21 including, without limitation, all fees and other pricing terms, and all Termination Events, Servicer Termination Events, and priority of payment provisions

      (b) Anything herein to the contrary notwithstanding, the Transferor and the Servicer each hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Deal Agent, the Indenture Trustee, the Backup Servicer, Collateral Custodian or the Secured Parties by each other, (ii) by the Deal Agent or the Issuer to any prospective or actual assignee or participant of any of them or (iii) by the Deal Agent or the Issuer to any Rating Agency, commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to the Issuer and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Secured Parties and the Deal Agent may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

      (c) Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known,

(ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of the Collateral Custodian's or Backup Servicer's business or that of their affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Collateral Custodian or Backup Servicer or an affiliate or an officer, director, employer or shareholder thereof is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated herein approved in advance by the Transferor or the Servicer or (E) to any affiliate, independent or internal auditor, agent, employee or attorney of the Collateral Custodian or Backup Servicer having a need to know the same, provided that the Collateral Custodian or Backup Servicer advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Transferor or the Servicer.

                           [SIGNATURE PAGES TO FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have caused this Transfer and Servicing Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.


                                PROJECT BRAVE LIMITED PARTNERSHIP,
                                as Issuer

                                By: FIFS Acquisition Funding Company, L.L.C., as general partner,

                                By:    FIALAC Holdings, Inc.,
                                       a member

                                By:____________________________________________
                                Name:
                                Title:

                                Project Brave Limited Partnership
                                c/o FIFS Aquisition Funding
                                Company L.L.C.
                                675 Bering Drive
                                Suite 710
                                Houston, TX 77057

                                Attention:
                                Facsimile:
                                Telephone:

                                FIFS ACQUISITION FUNDING COMPANY, L.L.C., as Transferor

                                By:    FIALAC Holdings, Inc.,
                                       a member

                                By:____________________________________________
                                Name:
                                Title:

                                FIFS Acquisition Funding Company, L.L.C.
                                675 Bering Drive
                                Suite 710
                                Houston, TX 77057

                                Attention: Bennie Duck
                                Facsimile: 713-977-0657
                                Telephone: 713-977-2600

                                FIRST INVESTORS SERVICING CORPORATION,
                                as Servicer and a Transferor Party


                                By:____________________________________________
                                Name:
                                Title:

                                First Investors Servicing Corporation
                                380 Interstate North Parkway, 3rd Floor
                                Atlanta, GA  30339

                                Attention: Assistant Controller
                                Facsimile:
                                Telephone:

                                ALAC RECEIVABLES CORP.,
                                as a Transferor Party

                                By:____________________________________________
                                Name:
                                Title:

                                ALAC Receivables Corp.
                                380 Interstate North Parkway, 3rd Floor
                                Atlanta, GA  30339


                                Attention: Assistant Controller
                                Facsimile:
                                Telephone:


                                FIRST UNION SECURITIES, INC.,
                                as Deal Agent and Collateral Agent


                                By:
                                Name:
                                Title:

                                First Union Securities, Inc.
                                One First Union Center, TW-9
                                Charlotte, North Carolina  28288
                                Attention:  John Foxgrover
                                Telephone:  704-383-8437
                                Facsimile:  704-383-1085

                                WELLS FARGO BANK MINNESOTA,
                                NATIONAL ASSOCIATION,
                                not in its individual capacity but
                                solely as Backup Servicer, Collateral
                                Custodian and Indenture Trustee


                                By:____________________________________________
                                Name:
                                Title:


                                Wells Fargo Bank Minnesota,
                                National Association
                                MAC N9311-161
                                Sixth Street and Marquette Avenue
                                Minneapolis, MN 55479
                                Attn: Corporate Trust Services - Asset
                                       Backed Administration
                                Telephone: 612-667-8058
                                Fax:       612-667-3537

                                                                       EXHIBIT A




                                  CONTRACT LIST

                                                                       EXHIBIT B




                           CHARGED OFF CONTRACTS LIST

                                                                       EXHIBIT C




                          TRANSFEROR'S L.L.C. AGREEMENT


                                 [See Tab A 11]

                                                                       EXHIBIT D



                             FORM OF MONTHLY REPORT

                                                                      SCHEDULE E



                         SERVICING AND COLLECTION POLICY

                                                                       EXHIBIT F



                         REMITTANCE PROCESSING AGREEMENT

      This Remittance Processing Agreement dated as of August 8, 2000 (the "AGREEMENT") is among FIRST UNION NATIONAL BANK (the "PROCESSOR"), FIRST INVESTORS SERVICING CORPORATION (the "SERVICER"), as servicer under the Servicing Agreement (as defined below), and FIRST UNION SECURITIES, INC., as Deal Agent ("FUSI" or the "DEAL AGENT").

      1. SERVICING ARRANGEMENTS. Pursuant to that certain Transfer and Servicing Agreement (the "SERVICING AGREEMENT"), dated as of August 8, 2000, by and among Project Brave Limited Partnership (the "ISSUER"), the Servicer, as servicer and a transferor party, ALAC Receivables Corp., as a transferor party, FUSI, as collateral agent and deal Agent and Wells Fargo Bank Minnesota, National Association (the "INDENTURE TRUSTEE"), as collateral custodian, backup servicer and indenture trustee, the Servicer has agreed to act as servicer for the Contracts and the Charged Off Contracts (as such terms are defined in the Servicing Agreement) (together, the "COLLATERAL") pledged to secure indebtedness as provided in that certain Indenture dated as of August 8, 2000 among the Issuer, the Indenture Trustee and FUSI, as paying agent. In connection therewith, the Servicer and the Deal Agent desire to engage the Processor and establish a lock-box account (the "LOCK-BOX ACCOUNT") on the terms and conditions set forth herein and in the Lockbox Instructions attached hereto and incorporated herein by reference (the "INSTRUCTIONS").

      2. REMITTANCE PROCESSING SERVICES. In order to provide a means of collection of amounts due on the Collateral and allow the Deal Agent to receive the proceeds of the Collateral without the Servicer having access to such funds, the parties hereto agree that the Deal Agent shall utilize the processing services of the Processor (the "PROCESSING SERVICES") for the deposit of remittances related to the Collateral.

      3. OBLIGOR REMITTANCES. The obligors under the Collateral will be requested by the Servicer to forward their remittances to the name of First Investors Servicing Corporation (f/k/a Auto Lenders Acceptance Corporation) or any other acceptable payee as set forth in the Instructions (an "ACCEPTABLE PAYEE") at a post office address (the "LOCK-BOX") designated by the Processor. The Processor, acting as bailee of the Deal Agent, shall have unrestricted and exclusive access to the mail directed to this address.

      4. COLLECTION OF MAIL. The Processor will collect mail from the Lock-Box at regular intervals each business day, but not less than four times daily.

      5. ENDORSEMENT OF ITEMS. The Processor will endorse, on behalf of any Acceptable Payee, checks and other deposited items that appear to be for deposit to the credit of the Lock-Box Account in accordance with the Instructions.

      6. CREDIT OF FUNDS TO ACCOUNT. All collected funds held in the Lock-Box Account (which shall be established in the name of the Servicer, indicating its capacity as such) with respect to the Collateral shall be deemed to be the funds of the Issuer for purposes of this Agreement, and the Deal Agent, on behalf of the Secured Parties, will have exclusive right to control such funds and to make demand upon or otherwise require the Processor to make payment of any such funds as directed. The Deal Agent hereby directs the Processor to pay, no later than the next business day after receipt, all available funds in the Lock-Box Account to the Collection Account which has been established by the Servicer pursuant to the Servicing Agreement. The Servicer shall be responsible for ensuring that such funds are credited to the Class A Sub-Account or the Class B Sub-Account, as appropriate, pursuant to the Servicing Agreement. The crediting and debiting of items to the Lock-Box Account will be handled under the same terms and conditions as apply to other commercial deposits. The Servicer acknowledges receipt of the Processor's account rules and regulations.

      7. PROCESSING OF ITEMS. The processing of checks and other deposited items will be accomplished in accordance with the various services and options set forth in the Instructions.

      8. CORRESPONDENCE. Any envelopes collected from the Lock-Box which contain correspondence or other documents (including but not limited to certificates of title, any other evidence of ownership, tax receipts, insurance policy endorsements and any other documents or communications relating to the Collateral) will be sent to Servicer at the following address: First Investors Servicing Corporation, 380 Interstate North Parkway, 3rd Floor, Atlanta, Georgia 30339. Any enclosed payment(s), coupon(s) or checks(s) will be processed and deposited by Processor in accordance with the Instructions.

      9. CONFIDENTIALITY. Processor agrees that all information concerning the obligors under the Collateral which comes into Processor's possession pursuant to this Agreement, other than that which is already available to the general public, will be treated in a confidential manner.

      10. FEES. Unless otherwise agreed by Processor, Servicer shall pay Processor the fees set forth for the Processing Services in Processor's most current "PRICE LIST", plus additional fees for the performance of services beyond the terms of this Agreement, or resulting from increased expenses incurred by the failure of the Servicer to furnish within a reasonable period of time following a request by Processor, data in a form acceptable to Processor. Processor shall look solely to the Servicer for payment. If the Servicer fails to pay Processor within thirty (30) days of invoice, Processor will notify the Deal Agent and the Deal Agent in writing and Processor may stop any further service under this Agreement until payment is received and may terminate same in accordance with Paragraph 15. The Servicer is responsible for payment of all amounts due in respect of services rendered in connection with the Lock-Box Account.

      11. LIMITATIONS ON PROCESSOR'S LIABILITY FOR PROCESSING ERRORS, NEGLIGENCE OR NONPERFORMANCE. Subject to Paragraph 12, Processor's liability for any processing errors, negligent performance or nonperformance shall not exceed Processor's fees and charges to the Servicer in connection with the Processing Services for any month in which damages are suffered. In the event errors in process data result from Processor's performance hereunder, Processor will correct such errors in addition to compensating the Processor and the Deal Agent for damages suffered subject to the limitations of this paragraph. Under no circumstances will the Processor be liable for any general or consequential damages or damages caused, in whole or in part, by the negligence of the Servicer or the Deal Agent. Processor will not be liable for any damages, loss, liability or delay caused by accidents, strikes, fire, flood, war, riot, equipment breakdown, electrical or mechanical failure, acts of God, or any cause which is reasonably unavoidable or beyond its reasonable control. The Servicer agrees that the fees charged by Processor for the performance of the Processing Services shall be deemed to have been established in contemplation of these limitations on Processor's liability.

      12. LIABILITIES OF PROCESSOR FOR GROSS NEGLIGENCE AND WILLFUL MISCONDUCT. In performing its duties hereunder, Processor will exercise reasonable care and act in good faith. If, as a result of gross negligence or willful misconduct, Processor is liable for mishandling any item or payment, such liability shall be limited to the amount of any direct loss to the Servicer, the Deal Agent or the Issuer as a result of such gross negligence or willful misconduct.

      13. INDEMNIFICATION BY SERVICER. The Servicer agrees to reimburse the Processor for any overdrafts on the Lock-Box Account which continue for more than two business days upon demand and to indemnify, defend and hold Processor harmless from and against any and all damage, loss or liability of any kind, including without limitation reasonable attorneys' fees and court costs, which results, directly or indirectly, in whole or in part, from any negligence, misconduct or infidelity of the Servicer or any agent or employee of the Servicer, or as a result of Processor acting upon information furnished by Servicer under this Agreement.

      14. INDEMNIFICATION BY PROCESSOR. Processor agrees to indemnify, defend and hold the Issuer, the Deal Agent and the Servicer harmless from and against every claim, action, demand, loss, liability and expense (including reasonable attorneys' fees and court costs) which result, directly or indirectly, in whole or in part, from any gross negligence, willful misconduct or infidelity of Processor or any agent or employee of Processor, subject to the limitations set forth in Paragraphs 11 and 12 hereof.

      15. AMENDMENT AND TERMINATION. This Agreement may only be amended in a writing signed by all parties to this Agreement and with the written consent of the Deal Agent; PROVIDED, HOWEVER, that the Instructions may be amended or modified by letter memorandum between the Servicer and the Processor in any respect which does not impair or otherwise affect the rights of the Deal Agent hereunder, and in such event a copy of such letter memorandum will be promptly delivered to the Deal Agent. Processor may increase its fees by notice, as provided in Paragraph 10 or may delete services covered by the Agreement, provided it gives thirty (30) days' prior written notice to the Servicer and the Deal Agent. The Servicer or Deal Agent may immediately terminate this Agreement for cause or in the event that Processor increases any such fees or deletes any services upon written notice to Processor. Otherwise, any party may terminate this Agreement on 30 days' prior written notice to the other parties.

      16. SUCCESSOR SERVICER. If the Servicer has been terminated or resigns as the Servicer in respect of the Collateral, this Agreement shall not thereupon terminate and the successor servicer appointed pursuant to the Servicing Agreement shall succeed to all rights, benefits, duties and obligations of the Servicer hereunder, but only insofar as these relate to the Collateral. Such successor Servicer will notify Processor of its appointment.

      17. THIRD PARTY BENEFICIARY. This Agreement shall inure to the benefit of the Deal Agent, on behalf of the Secured Parties, as a third-party beneficiaries, and all covenants and agreements in this Agreement shall be for the benefit of and run directly to the Deal Agent, and the Deal Agent shall be entitled to rely on and enforce such covenants to the same extent as if it were a party to this Agreement.

      18. GOVERNING LAW. This Agreement shall be governed by the laws of the State of North Carolina.

      19. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.


                                FIRST UNION NATIONAL BANK,
                                as Processor

                                By:    ________________________________________
                                Name:  ________________________________________
                                Title: ________________________________________


                                FIRST INVESTORS
                                SERVICING CORPORATION,
                                as Servicer


                                By:    ________________________________________
                                       Bennie H. Duck
                                       Vice President


                                FIRST UNION SECURITIES, INC.,
                                as Deal Agent


                                By:    ________________________________________
                                Name:  ________________________________________
                                Title: ________________________________________

                                                                       EXHIBIT G

                       DEFAULTS UNDER ALAC SECURITIZATIONS
                       AND MASTER SPREAD ACCOUNT AGREEMENT

                                      None.